Exhibit 10.6
EXECUTION COUNTERPART

PURCHASE AND SALE AGREEMENT

BETWEEN

HPBB1, LLC

AS SELLER

AND

BBHQ1, LLC

AS PURCHASER

AS OF JUNE 17, 2020

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PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of June 17, 2020 (the “Effective Date”), by and between HPBB1, LLC, a Georgia limited liability company (“Seller”) and BBHQ1, LLC, a Delaware limited liability company, or its permitted assigns pursuant to Section 16.3 below (“Purchaser”).

AGREEMENT:

In consideration of the Earnest Money (as defined below), the mutual covenants of the parties, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Purchaser and Seller, intending to be bound, agree as follows:

ARTICLE 1
PURCHASE AND SALE

1.1.    Agreement of Purchase and Sale. Subject to the terms and conditions in this Agreement, Seller agrees to sell and convey to Purchaser and Purchaser agrees to purchase the following:

1.1.1.    those certain tracts or parcels of land situated in Berkeley County, South Carolina, as more particularly described on Exhibit A, together with all and singular the rights and appurtenances pertaining to such property, including any right, title, and interest of Seller in and to adjacent streets, alleys, or rights-of-way (the “Land”);

1.1.2.    the buildings, structures, fixtures, and other improvements located on the Land (the “Improvements”);

1.1.3.    all of Seller’s right, title and interest in and to that certain Lease Agreement dated May 16, 2016, by and between Seller and Blackbaud, Inc., the ultimate parent company of Purchaser, as amended by that certain First Amendment to Lease Agreement dated August 22, 2016, that certain Second Amendment to Lease Agreement dated May 18, 2017, that certain Third Amendment to Lease Agreement dated December 11, 2017, that certain Fourth Amendment to Lease Agreement dated February 28, 2018, that certain Fifth Amendment to Lease Agreement dated February 18, 2020, that certain Sixth Amendment to Lease Agreement dated March 17, 2020, that certain Seventh Amendment to Lease Agreement dated April 14, 2020, that certain Eighth Amendment to Lease Agreement dated May 26, 2020, that certain Ninth Amendment to Lease Agreement dated June 9, 2020, and as supplemented by that certain Letter Agreement dated September 6, 2016 (collectively, the “Lease”); and

1.1.4.    all of Seller’s right, title and interest, if any, in and to (i) any personal property of Seller located on or about the Land (the “Personal Property”); (ii) all assignable warranties and guaranties (expressed or implied) existing with respect to the Improvements or the Personal Property, and (iii) all assignable trade names, logos, licenses, permits, air rights, certificates of occupancy, signs, trademarks, telephone listings and numbers relating solely to the Land and the Improvements (the “Intangibles”).

1.2.    Property Defined. The Land, the Improvements, the Lease, the Personal Property, and the Intangibles are referred to collectively as the “Property”.

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1.3.    Permitted Exceptions. Seller will convey the Property subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article 3 hereof.

ARTICLE 2
PURCHASE PRICE & EARNEST MONEY
2.1    Purchase Price. The purchase price for the property is $76,321,920.38 (the “Purchase Price”).
2.2    Payment of Purchase Price.
2.2.1    There is currently a loan with respect to the Property in the total original principal amount of $63,044,318.99 (the “Existing Loan”), as evidenced by (i) that certain 5.12% Senior Secured Note, Series A1, in the original principal amount of $51,044,318.99, dated May 2, 2018, from Seller and payable to Wells Fargo Bank Northwest, National Association, as Trustee for the registered certificate holders of the CTL Pass-Through Trust, Series 2018 (Blackbaud) (“Lender”), and (ii) that certain 5.61% Senior Secured Note, Series A2, in the original principal amount of $12,000,000.00, dated May 2, 2018, from Seller and payable to Lender (collectively, the “Notes”). The Notes and all other documents evidencing, securing, or relating to the Notes, as specifically listed and referred to in Exhibit B, are collectively referred to as the “Existing Loan Documents”.

2.2.2    At Closing, Purchaser shall assume the Existing Loan and receive a credit against the Purchase Price equal to the amount of the outstanding principal balance (and for avoidance of doubt, not including the unpaid interest) of the Existing Loan as of the Closing Date (as defined herein).

2.2.3    The balance of the Purchase Price (the “Cash Portion of the Purchase Price”) is payable by Purchaser in full at Closing, without reduction, adjustment or setoff (other than as expressly authorized with respect to the closing adjustments and prorations set forth in Article 11 or elsewhere in this Agreement), in cash by federal wire transfer of immediately available funds to a bank account designated by the Chicago Title Insurance Company (“Escrow Agent”) in writing to Purchaser at or prior to Closing.

2.3    Earnest Money. On or before the date that is two (2) Business Days after the Effective Date, Purchaser shall deposit with the Escrow Agent, the sum of $1,000,000.00 (together with all interest earned on such sums are referred to in this Agreement as the “Earnest Money”) in good funds, either by certified bank or cashier’s check or by federal wire transfer. If requested by Purchaser, the Escrow Agent will invest the Earnest Money in government insured interest-bearing accounts satisfactory to Seller and Purchaser. The Escrow Agent will not commingle the Earnest Money with any funds of Escrow Agent or others and will promptly provide Purchaser and Seller with confirmation of the investments made. Such account will have no penalty for early withdrawal, and Purchaser accepts all risks with regard to such account. If the Earnest Money is not actually received by the Escrow Agent within the time period specified, this Agreement will become null and void and of no further force or effect whatsoever, except with respect to those certain indemnities set forth in this Agreement which shall survive the termination of this Agreement. Upon deposit of the Earnest Money, Purchaser will be deemed to have irrevocably paid to Seller a portion thereof equal to $100.00 (“Independent Contract Consideration”), which amount Seller and Purchaser bargained for and agreed to as consideration for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is non-refundable from and after said date of delivery, and Seller shall retain the Independent Contract Consideration notwithstanding any other provision of this Agreement to the contrary and all references to a return of the Earnest Money to Purchaser shall exclude the Independent Contract Consideration

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ARTICLE 3
TITLE AND SURVEY
3.1    Title to the Property. At Closing, Seller shall provide good and marketable title to the Property subject only to the permitted encumbrances described on Exhibit C (“Permitted Exceptions”).

3.2    Title Commitment and Survey. Purchaser shall request that the Escrow Agent issue to Purchaser, at Purchaser’s cost and expense, a commitment for title insurance with respect to the Land (the “Title Commitment”), along with legible copies of all documents of record referred to in this Agreement. Upon its receipt, Purchaser shall cause the Title Commitment to be delivered to Seller. Purchaser may order and cause to be delivered, at Purchaser’s cost and expense, an updated ALTA/ACSM “as-built” survey of the Property (the “Survey”) prepared or inspected by a surveyor licensed in the state in which the Property is located. If Purchaser obtains the Survey, Purchaser shall cause the Survey to be certified to Seller and shall cause the Survey to be delivered to Seller promptly after Purchaser’s receipt.
3.3    Title Review. Purchaser shall have until 5:00 p.m. (Charleston, South Carolina local time) on the date that is five (5) days before the expiration of the Inspection Period (as defined below) to give notice to Seller specifying any objections to matters (other than Permitted Exceptions) reflected in the Title Commitment or on the Survey (and otherwise not reflected on Seller’s existing survey) (“Title Objections”). For the avoidance of doubt, Purchaser shall have no right to object to any Permitted Exceptions. If Purchaser timely provides any Title Objections, Seller may, but shall not be obligated to cure such Title Objections. Seller shall not be obligated to incur any expense to cure any Title Objections unless Seller expressly undertakes in writing to do so. If Seller does not notify Purchaser on or before the date that is three (3) days after receipt of Purchaser’s Title Objections of Seller’s agreement to cure such Title Objections, Seller shall be deemed to have elected not to cure such Title Objections. If Seller notifies Purchaser that Seller elects not to cure any Title Objection or if Seller is deemed to have elected not to cure such Title Objections, Purchaser shall, by written notice to Seller given no later than the expiration of the Inspection Period, either (i) waive the Title Objections in question without any reduction in the Purchase Price, in which event such uncured Title Objections shall be Permitted Exceptions, or (ii) terminate this Agreement, in which case the Earnest Money will be refunded in full to Purchaser and thereupon this Agreement will be null and void and of no further force and effect whatsoever, except for the terms of this Agreement which expressly survive termination of this Agreement. If Purchaser fails to provide notice of such election before the expiration of the Inspection Period, Purchaser shall be deemed to have elected the option set forth in clause (i) of the preceding sentence. Notwithstanding the foregoing, Seller shall be obligated to cure or otherwise satisfy any mortgage, judgment lien, or construction lien liquidated in amount which has been created or suffered by Seller, other than the Existing Loan Documents (the “Monetary Title Objections”). If Seller fails to cure or otherwise satisfy any such Monetary Title Objections (which may include “bonding around” any filed construction liens), Purchaser shall be entitled to cure or otherwise satisfy such Monetary Title Objection which is not cured by Seller at or before Closing and offset the sums expended by Purchaser against the Cash Portion of the Purchase Price.
3.4    Subsequent Title Defects. If any matter affecting title to the Property, other than any lien, encumbrance or other title exception resulting from any act or omission of Purchaser or of Blackbaud, Inc., as tenant under the Lease, arises after the effective date of the Title Commitment, then the following provisions will apply:

3.4.1    Purchaser must notify Seller of such matter in writing within two (2) Business Days of Purchaser’s learning of such matter and, in any event, not later than Closing;

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3.4.2    If the matter is one which was caused by an act or omission by Seller, then Seller will be obligated to cure such title defect not later than Closing, by either discharging the matter by payment, or by causing Escrow Agent affirmatively to insure over the matter in form acceptable to Purchaser.

3.4.3    If the matter is not described in Section 3.4.2, and Seller does not elect to cure such matter by written notice to Purchaser on or before the date that is five (5) Business Days (“Seller’s Response Period”) after Seller’s receipt of Purchaser’s written notice under Section 3.4.1 (and Closing will be delayed as necessary to permit Seller such period of response), then Purchaser must elect either (i) to terminate this Agreement, in which case the Earnest Money will be refunded in full to Purchaser and thereupon this Agreement will be null and void and of no further force and effect whatsoever, except for the terms of this Agreement which expressly survive termination of this Agreement; provided, however, Seller may condition the refund of the Earnest Money upon the execution and delivery by Purchaser to Seller of an instrument in recordable form that disclaims any and all continuing right, title and interest in and to the Property; or (ii) to waive such title defect and proceed with Closing pursuant to the terms and conditions of this Agreement without offset or other credit or adjustment to the Purchase Price, in which event such title defect will constitute a Permitted Exception and Purchaser waives any claim against Seller with respect to such title defect. If Purchaser elects to terminate pursuant to the preceding clause (i), Purchaser must provide Seller with prompt written notice of such election not later than five (5) Business Days after the expiration of Seller’s Response Period. A failure timely to make an affirmative election to terminate pursuant to the preceding clause (i) will be deemed an election pursuant to clause (ii) to waive such matter.

ARTICLE 4
EXISTING LOAN DOCUMENTS AND INSPECTIONS

4.1    Seller’s Delivery of Existing Loan Documents and Property Documents. On or before the date that is one (1) Business Day after the Effective Date, Seller shall deliver to Purchaser, by electronic mail or other method in the ordinary course of business, the Existing Loan Documents and the Property Documents. As used herein, the term “Property Documents” shall mean the documents listed on Exhibit E attached hereto.

4.2    Inspection Period Defined. As used in this Agreement, the term “Inspection Period” means the period commencing on the Effective Date and ending at 5:00 p.m. (Charleston, South Carolina local time) on the date that is fifteen (15) Business Days after the Effective Date.

4.3    Purchaser’s Right to Inspect. From and after the Effective Date and until the earlier to occur of termination of this Agreement or Closing, to the extent permitted under, and subject to, the terms of the Lease, Purchaser and its representatives and agents will have the right, to enter upon the Property for the purpose of examining, inspecting and testing the Property. Purchaser will provide Seller with reasonable notice regarding third party inspections, including, proposed timing of such inspections, and any anticipated need to interview specified personnel. Neither Purchaser nor any of its agents or contractors may conduct inspection activities that involve the drilling or boring into the Land or Improvements, or any other similar invasive activity without the written consent of Seller, which consent may be given or withheld at Seller’s sole discretion and may be further conditioned upon such adequate bonds and additional security as Seller may reasonably require to protect itself and the Property from loss, damage or injury.

4.4    Indemnity and Restoration. Purchaser will be responsible for any and all losses, damages, charges and other costs caused by Purchaser or Purchaser’s employees, agents or contractors or directly associated with its examinations, inspections, and other activities conducted as a part of its due diligence,

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and at the if this Agreement is terminated for any reason, must return the Property to the same condition as existed before such examinations, inspections and other activities. Purchaser must discharge any liens that attach against the Property as a result of its inspections by payment, bonding off or otherwise removing such liens promptly on demand. Purchaser agrees to indemnify and hold harmless Seller from and against any and all claims, charges, actions, costs, suits, damages, injuries, or other liabilities which arise, either directly or indirectly, from Purchaser’s or its agent’s, contractor’s, or employee’s examinations, inspections, and other activities conducted as a part of its due diligence before Closing. The indemnity obligations of this Section do not apply to (a) any loss, liability, cost or expense to the extent arising from or relating to the acts or omissions of Seller or Seller’s agents or consultants, (b) any diminution in value of the Property arising from or relating to matters discovered by Purchaser, (c) any latent defects in the Property discovered by Purchaser, or (d) the release or spread of any Hazardous Materials (as defined in Section 5.7), which is discovered (but not deposited) on or under the Property. Purchaser’s liability pursuant to this Section 4.4 will survive the Closing and any termination of this Agreement for any reason whatsoever.

4.5    Purchaser’s Right to Terminate. At any time before the expiration of the Inspection Period, Purchaser has the right to terminate this Agreement if Purchaser determines that the Property is not suitable to Purchaser for any reason. Any such election must be in writing delivered to Seller and Escrow Agent. If notice of such election is timely received by Seller and Escrow Agent, then Escrow Agent is irrevocably instructed to return to Purchaser the Earnest Money. Upon such termination, this Agreement will be null and void and of no further force and effect whatsoever, except for the terms of this Agreement which expressly survive termination of this Agreement.

4.6    Continuing Agreement. If Purchaser does not elect to terminate this Agreement prior to the expiration of the Inspection Period, then: (i) this Agreement will remain in full force and effect, and (ii) PURCHASER WILL BE DEEMED TO HAVE ACCEPTED THE PROPERTY ON AN “AS IS” BASIS, SUBJECT ONLY TO THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT AND THE TERMS AND CONDITIONS SET FORTH IN THE DOCUMENTS EXECUTED AND DELIVERED BY SELLER AT CLOSING (“SELLER’S CLOSING DOCUMENTS”), and (iii) Purchaser will be deemed and agreed to accept title to the Property subject to the Permitted Exceptions. SELLER AND PURCHASER AGREE THAT THE PROPERTY WILL BE SOLD “AS IS” AND EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN SELLER’S CLOSING DOCUMENTS, SUCH SALE WILL BE WITHOUT REPRESENTATION OR WARRANTY BY SELLER OF ANY KIND, EXPRESS OR IMPLIED (INCLUDING, WITHOUT LIMITATION, WARRANTY OF INCOME POTENTIAL, OPERATING EXPENSES, USES, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), AND SELLER DISCLAIMS AND RENOUNCES ANY SUCH REPRESENTATION OR WARRANTY.

4.7    “AS IS” Defined. As used in this Agreement, the term “AS IS” means, as and where the Property presently exists as of the expiration of the Inspection Period, including, without limitation, all faults, defects, claims, liens, and other conditions of every kind or description with respect to (i) physical and environmental condition of the Property, including defects seen and unseen and conditions natural and artificial, (ii) the Permitted Exceptions, (iii) the financial operation and condition of the Property, (iv) compliance with all laws, ordinances, rules and regulations to which the Property is subject, (v) all claims, demands, actions or causes of action that relate in any way to the property or the ownership and operation thereof, whether known or unknown, and (vi) all other matters related in any way to the ownership and operation of the Property, whether known or unknown.

4.8    Hazardous Materials. Except as set forth in Section 5.7 below, Seller makes no representation whatsoever regarding: (i) compliance with “Environmental Laws” as that term is defined below, (ii) the presence, location or scope of any materials, waste, contaminates, pollutants, mold, fungus, bacteria or other substances or conditions which are toxic, dangerous, radioactive, disease causing, carcinogenic, infectious, caustic, or contain petroleum products or by-products, asbestos, heavy metals, or

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are defined as toxic, dangerous to health or otherwise hazardous by reference to any Environmental Laws (collectively, “Hazardous Materials”). As used in this Agreement, “Environmental Laws” means collectively Comprehensive Environmental Response, Compensation and Liability Act of 1980 (commonly known as “CERCLA”), as amended, the Superfund Amendments and Reauthorization Act (commonly known as “SARA”), the Resource Conservation and Recovery Act (commonly known as “RCRA”), and any other federal, state or local environmental legislation or ordinances applicable to the Property.

4.9    Information from Seller’s Agents. Seller shall have no liability with respect to any opinions, statements, warranties, representations, or other information furnished to Purchaser by Seller’s employees, agents, and contractors, unless expressly incorporated in this Agreement as Seller’s representations. Accordingly, Purchaser releases and discharges Seller from any and all damage, injury, or loss suffered by Purchaser as a result of: (i) any and all such statements, information, opinions and other matters furnished by such employees, agents, and contractors of Seller, except to the extent expressly incorporated in this Agreement as a representation of Seller, and (ii) any omission to disclose information or withholding of information by any such employees, agents, and contractors of Seller, unless done at the express direction or knowledge (as defined below) of Seller.

4.10    [Section deleted]

ARTICLE 5
SELLER’S WARRANTIES & REPRESENTATIONS

5.1
Seller’s Authority, Etc. Seller has been duly organized and is validly existing under the laws of the State of Georgia. Seller is duly qualified to do business and is in good standing in the State of South Carolina. Seller has the full right and authority to enter into this Agreement and to transfer all of the Property to be conveyed by Seller and to consummate or cause to be consummated the transactions contemplated in this Agreement in accordance with the terms of this Agreement. The person signing this Agreement on behalf of Seller is authorized to do so and may bind the Seller without the joinder or co-signature of any other person.

5.2    No Litigation. To Seller’s knowledge, there is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending against the Property or the transaction contemplated by this Agreement.

5.3    Notices of Violations or Actions. Seller has not received any written notification from any governmental or public authority (i) that the Property is in violation of any applicable fire, health, building, use, occupancy or zoning laws where such violation remains outstanding or (ii) that any work is required to be done upon or in connection with the Property pursuant to any such fire, health, building, use, occupancy or zoning laws, where such work remains outstanding. Seller has not received written notification from any governmental or public authority that the Property is the subject of any pending or threatened condemnation proceedings.

5.4    Existing Loan Documents. To Seller’s knowledge, Exhibit B is a true, correct, and complete list, in all material respects, of the Existing Loan Documents, and such Existing Loan Documents have not been amended or modified except as otherwise specified in Exhibit B. The Existing Loan Documents delivered or to be delivered by Seller to Purchaser pursuant to Section 4.1 are or shall be true and correct copies of such Existing Loan Documents.

5.5    Service Contracts. To Seller’s knowledge, except for Permitted Exceptions and contracts entered into by Holder Properties, Inc. (“HPI”) in connection with its responsibilities as manager for

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Blackbaud, Inc., there are no service or other contracts in effect with respect to the Property to which Seller is a party that will be in effect as of Closing and be binding on the Property or Purchaser after Closing.

5.6    [Section deleted]

5.7    Environmental Matters. To Seller’s knowledge, except as set forth in the Property Documents, (a) the Property and Seller’s use of the Property are in compliance with Environmental Laws; (b) there are no Hazardous Materials on, in or under the Property requiring removal pursuant to applicable Environmental Laws; (c) there are no under or above ground storage tanks on, in or under the Property; and (d) neither Seller nor, to Seller’s knowledge, or any other party has manufactured, generated, stored, released or discharged from or onto any of the Property any Hazardous Materials.

5.8    Title. Seller is the sole owner of, and has good, marketable and insurable fee simple title to, the Property free and clear of all mortgages, liens, encumbrances, claims, demands, easements, rights or interests of others, covenants, conditions, restrictions and encroachments of any kind or nature other than Permitted Exceptions, but only to the extent that the respective claimants are claiming by, through or under Seller. Seller has not entered into any agreement to lease, sell, or otherwise dispose of its interest in the Property or any part thereof, except for this Agreement and the Permitted Exceptions.

5.9     Liens.    All bills and invoices for labor and material of any kind relating to the Property and incurred by Seller have been or prior to the Closing will be paid in full, and there are no mechanic’s liens or claims outstanding or available to any party in connection with the Property. For avoidance of doubt, this warranty does not pertain or extend to bills and invoices incurred by HPI, as agent for Blackbaud, Inc.

5.10    Property Documents. To Seller’s knowledge, the copies of Property Documents that will be delivered by Seller to Purchaser pursuant to Section 4.1 will constitute true, correct and complete (in all material respects) copies of the Property Documents in Seller’s possession or control (or which have been within Seller’s possession or control within the ninety (90) day period prior to the Effective Date).

5.11    OFAC Regulations.

5.11.1    Neither Seller nor the owner of any controlling interest in Seller: (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the office of Foreign Assets Control, Department of the Treasury (“OFAC”) pursuant to the Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to the Order and any other applicable rules, regulations, legislation or orders (such lists are collectively referred to as the “Lists”); and (ii) will transfer or permit the transfer of any controlling interest in Purchaser to any person or entity who is, or any of whose beneficial owners are, listed on the Lists. In this regard, Seller represents that John Robert Holder is the only direct or indirect owner of a twenty-five percent or greater interest in Purchaser and shall promptly notify Purchaser if any additional parties obtain such a direct or indirect interest of twenty-five percent or greater prior to Closing.
5.11.2    Seller covenants and agrees that if Seller obtains knowledge that Seller or any owner of any controlling interest in Seller becomes listed on the Lists or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Seller will immediately notify Purchaser in writing, and in such event, Purchaser will have the right to terminate this Agreement without penalty or liability to Purchaser immediately upon delivery of written notice thereof to

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Seller, in which event the Earnest Money will promptly be returned to Purchaser and neither party will have any further rights or obligations under this Agreement, except for such as specifically survive termination.
5.12    Knowledge Defined. References to the “knowledge” of Seller refer only to the actual knowledge of John R. Holder, Seller’s Manager, and/or Chris Smith, Executive Vice President for Property Management for HPI (building manager for Blackbaud, Inc. and Seller’s affiliate), and will not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any affiliate of Seller, or to any other officer, agent, manager, representative, advisor, or employee of Seller or any affiliate thereof or to impose upon such designated individual any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains.

5.13    Survival of Seller’s Representations and Warranties. The representations and warranties of Seller set forth in this Article 5 will survive Closing for a period of three hundred sixty-five (365) days after Closing. No claim for a breach of any representation or warranty of Seller will be actionable or payable (i) if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser or Blackbaud, Inc. prior to Closing, (ii) unless the valid claims for all such breaches collectively aggregate more than $50,000.00, in which event the full amount of such valid claims will be actionable, up to but not exceeding the amount of the Liability Cap (as defined below), and (iii) unless written notice containing a description of the specific nature of such breach will have been given by Purchaser to Seller prior to the expiration of said three hundred sixty-five (365) day period and, if not addressed to Purchaser’s satisfaction, an action will have been commenced by Purchaser against Seller within five hundred forty (540) days after Closing. In no event will Seller’s aggregate liability to Purchaser for breach of any representation or warranty of Seller in this Agreement exceed the amount of the Liability Cap. As used in this Agreement, the term “Liability Cap” will mean the total aggregate amount of $1,500,000; provided, however, this $1,500,000 Liability Cap shall not apply to claims resulting solely from fraud consisting of intentional misrepresentations made with an intent to deceive. Any claim for fraud not asserted against Seller in writing within three hundred sixty-five (365) days after Closing and any claim of fraud asserted against Seller in writing within three hundred sixty-five (365) days after Closing but, absent an agreement between Purchaser and Seller, as to which an action has not been commenced by Purchaser against Seller within five hundred forty (540) days after Closing shall be automatically waived and released by Purchaser. As to any litigation commenced under this section, the prevailing party shall be entitled to recover from the non-prevailing party, the prevailing party’s attorneys' fees, paralegal fees, investigative fees and costs incurred, through all appeals, bankruptcy proceedings, tribunals and collection efforts.

ARTICLE 6
PURCHASER’S WARRANTIES & REPRESENTATIONS

6.1
No ERISA Funds. Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), and Purchaser is not aware of any facts or circumstances that would cause the transaction contemplated by this Agreement to be a “prohibited transaction” within the meaning of ERISA.

6.2    Purchaser’s Authority, Etc. Purchaser has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Purchaser’s obligations under this Agreement, and all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out its obligations under this Agreement have been, or by the Closing will have been, taken. The person signing this Agreement on behalf of Purchaser is authorized to do so and may bind the Purchaser without the joinder or cosignature of any other person.

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6.3    No Litigation. There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending or threatened against Purchaser which, if adversely determined, could individually or in the aggregate interfere with the consummation of the transaction contemplated by this Agreement.

6.4    Sophisticated Investor. Purchaser warrants and represents that it has the ability through its own employees, or through agents, independent contractors, consultants or other experts with whom it has a relationship, to evaluate fully the investment characteristics of the Property and to assess fully all issues pertaining to title to the Property, the assumption by Purchaser of the Lease , the value of the Property, the ability of Purchaser to obtain financing, the physical and environmental condition of the Property, and the compliance of the Property and the operation thereof with all applicable laws, rules, and regulations of any and all governmental agencies having jurisdiction with respect thereto, and the past and future economic performance of the Property. Accordingly, Purchaser warrants and represents that except for the express warranties and representations made by Seller in Article 5 hereof and as contained in the documents and instruments executed and delivered by Seller at Closing, Purchaser has not relied and will not rely upon any warranty, representation, statement of fact, or other information made by or furnished on behalf of Seller or any of its employees, affiliates, agents, consultants, contractors, or others, but is relying solely upon its own investigations, assessments, evaluations, and those of its own employees, agents, independent contractors, consultants and other experts with whom it is dealing in connection with the transactions contemplated by this Agreement.

6.5    OFAC Regulations.

6.5.1    Neither Purchaser nor the owner of any controlling interest in Purchaser: (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other Lists; and (ii) will transfer or permit the transfer of any controlling interest in Purchaser to any person or entity who is, or any of whose beneficial owners are, listed on the Lists.
6.5.2    Purchaser covenants and agrees that if Purchaser obtains knowledge that Purchaser or any owner of any controlling interest in Purchaser becomes listed on the Lists or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Purchaser will immediately notify Seller in writing, and in such event, Seller will have the right to terminate this Agreement without penalty or liability to Seller immediately upon delivery of written notice thereof to Purchaser, in which event the Earnest Money will promptly be returned to Purchaser and neither party will have any further rights or obligations under this Agreement, except for such as specifically survive termination.
6.6    Structure. Purchaser represents that all its ownership interests are owned by Blackbaud Guarantor (as defined herein) and that all of Blackbaud Guarantor’s ownership interests are owned by Blackbaud, Inc.

6.7    Survival of Purchaser’s Representations and Warranties. The representations and warranties of Purchaser set forth in this Article 6 will survive Closing for a period of three hundred sixty-five (365) days after Closing. No claim for a breach of any representation or warranty of Purchaser will be actionable or payable (i) if the breach in question results from or is based on a condition, state of facts or other matter which was known to Seller prior to Closing, (ii) unless the valid claims for all such breaches collectively aggregate more than $50,000.00, in which event the full amount of such valid claims will be actionable, up to but not exceeding the amount of the Liability Cap, and (iii) unless written notice containing a description of the specific nature of such breach will have been given by Seller to Purchaser prior to the

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expiration of said three hundred sixty-five (365) day period and, if not addressed to Seller’s satisfaction, an action will have been commenced by Seller against Purchaser within five hundred forty (540) days after Closing. In no event will Purchaser’s aggregate liability to Purchaser for breach of any representation or warranty of Seller in this Agreement exceed the amount of the Liability Cap; provided, however, this $1,500,000 Liability Cap shall not apply to claims resulting solely from fraud consisting of intentional misrepresentations made with an intent to deceive. Any claim for fraud not asserted against Purchaser in writing within three hundred sixty-five (365) days after Closing and any claim of fraud asserted against Purchaser in writing within three hundred sixty-five (365) days after Closing but, absent an agreement between Purchaser and Seller, as to which an action has not been commenced by Seller against Purchaser within five hundred forty (540) days after Closing shall be automatically waived and released by Seller. As to any litigation commenced under this section, the prevailing party shall be entitled to recover from the non-prevailing party the prevailing party’s attorneys' fees, paralegal fees, investigative fees and costs incurred, through all appeals, bankruptcy proceedings, tribunals and collection efforts.

6.8    Knowledge Defined. References to the “knowledge” of Purchaser or Blackbaud, Inc. refer only to the actual knowledge of Jon Olson, Senior Vice President and General Counsel of Purchaser, and/or Otto Orr, Director of Global Real Estate and Procurement of Purchaser, and will not be construed, by imputation or otherwise, to refer to the knowledge of Purchaser, or any affiliate of Purchaser, or to any other officer, agent, manager, representative, advisor, or employee of Purchaser or any affiliate thereof or to impose upon such designated individual any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains.
ARTICLE 7
COVENANTS AND EXECUTORY AGREEMENTS
PENDING CLOSING

7.1    Seller’s Pre-Closing Covenants. Seller hereby covenants to Purchaser that until the earlier of the termination of this Agreement or the Closing Date, Seller shall (i) duly and punctually comply with its obligations under the Lease and the Loan Documents; (ii) not enter into any maintenance or service agreement as to the Property unless Seller terminates such agreement as of the Closing Date; (iii) not encumber all or any of the Property with any lien, encumbrance or other title exception, unless Seller terminates any such lien, encumbrance and title exception and removes same from the Property as of the Closing Date; and (iv) pay any sums owed third parties for improvements made to the Property at the behest of Seller, which if not paid, would result in the third party to whom such sums are owed having lien rights as to the Property under South Carolina mechanics’ and materialmen’s lien statutes.

ARTICLE 8
ASSUMPTION OF THE EXISTING LOAN

8.1    Assumption of the Existing Loan. Subject to and conditioned upon Lender Consent (as defined below) and subject to Purchaser’s express rights to terminate this Agreement prior to Closing, at Closing, Purchaser shall assume and agree to perform all of the borrower’s obligations and undertakings under the Existing Loan Documents arising or accruing on or after the Closing Date (collectively, the “Loan Assumption”).

8.2    Loan Assumption. Each of Seller and Purchaser shall use commercially reasonable efforts to obtain, and shall cooperate with each other in obtaining, the Lender Consent and effecting the Loan Assumption at Closing. Without limiting the generality of the foregoing:

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8.2.1    As soon as is reasonably practicable, Seller shall provide to Purchaser any applications or forms of Lender required for the Loan Assumption and identify to Purchaser any required application fee(s) required by Lender in connection with such submission.

8.2.2    On the day after expiration of the Inspection Period or such earlier date as may be agreed to by Seller and Purchaser, Purchaser shall submit to Seller for submission in turn to Lender an application and all related documentation reasonably anticipated to be required by Lender to be submitted by Purchaser in connection with the obtaining of the Lender Consent or the Loan Assumption in form reasonably approved by Seller and Purchaser (the “Assumption Approval Request”) and Purchaser shall pay any Lender any application fees required by Lender in connection with such submission which was identified by Seller and approved by Purchaser during the Inspection Period. As part of the application submitted by Seller, Seller shall request that Lender agree to release from the lien of the Mortgage (as defined in Paragraph 4 of Exhibit B hereto) the Phase 2 Property, which shall be deeded to Blackbaud Guarantor, as assignee of Blackbaud, Inc. under the Lease, contemporaneously with the Loan Assumption and Closing. Seller shall cooperate with Purchaser in obtaining the consent from Lender to release the Phase 2 Property from the Lease and the lien of the Mortgage at the Closing.

8.2.3    The Assumption Approval Request shall further provide that BB Real Property Development, LLC, a Delaware limited liability company (“Blackbaud Guarantor”), which is the owner of all ownership interests in Purchaser, will execute and deliver to Lender agreements guaranteeing certain standard environmental and “carveout” obligations in the same form and substance as the Existing Loan guaranties and indemnities, unless otherwise agreed to by Purchaser and Lender. Blackbaud, Inc. will capitalize the Blackbaud Guarantor with assets so as to result in net worth not less than $10,000,000, including not less than $5,000,000 of liquid assets and shall not permit Blackbaud Guarantor to incur debts or liabilities that would cause the Blackbaud Guarantor to fall below such amounts. If required by the Lender, Blackbaud, Inc. shall enter into an agreement, in a form reasonably acceptable to Lender providing that Blackbaud, Inc. will not permit Blackbaud Guarantor, to take any action or omit to take any action which results in Blackbaud Guarantor violating the terms of the “carve out” guaranty and environmental indemnity agreement executed by Blackbaud Guarantor as part of the Loan Assumption. If required by Lender, such “carve out” guaranty and environmental indemnity agreement shall include such covenants as may be required by Lender to ensure that such assets and liquid assets are not subject to claims of creditors or third parties that would be detrimental to Lender.

8.2.4    The Loan Assumption shall include: (i) as to Seller, a release of liability for any “carveout,” environmental or other guaranty obligations of Seller and John R. Holder, which release shall be in form and substance reasonably acceptable to Seller; and (ii) as to Purchaser, either the release of the Phase 2 Property at the Closing or the receipt by Purchaser at the Closing of reasonably satisfactory assurances from Lender that Lender will release the Phase 2 Property upon the satisfaction of the requirements of Section 3.4 of the Mortgage and Article 13 of the Lease.

8.2.5    Purchaser and Seller agree to use good faith and commercially reasonable efforts to satisfy any and all underwriting requirements of Lender with respect to the assumption of the Existing Loan by Purchaser. Seller agrees that Purchaser may require that the Lender and Seller execute a non-disclosure agreement, satisfactory to the parties, prior to receiving any non-public or confidential information regarding Purchaser, the Blackbaud Guarantor, or Blackbaud, Inc.  Seller shall not disclose any non-public or confidential information regarding Purchaser, the Blackbaud Guarantor, or Blackbaud, Inc. to Lender without such a non-disclosure agreement having been signed by Lender and Seller.

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8.2.6    At Purchaser’s cost, Purchaser agrees to use good faith and commercially reasonable efforts to cause the Escrow Agent to issue an endorsement to the Lender’s policy of title insurance issued in connection with the Existing Loan, stating that the transactions contemplated by this Agreement will not affect the lien or priority of the Existing Loan Documents as a first lien against the Property.

8.2.7    If required under the Existing Loan Documents or otherwise by Lender, Purchaser shall assume the obligations of Seller under the Special Risk Policy (as defined in the Existing Loan Documents).

8.2.8    Purchaser shall deliver to Lender any document reasonably required by the Existing Loan Documents or Lender in connection with the Lender Consent, and representations and warranties of Purchaser and Blackbaud Guarantor (as substitute guarantor), as applicable, to the effect that (i) it has the requisite power and authority to enter into the transactions contemplated by this Agreement, (ii) that neither Purchaser nor Blackbaud Guarantor (as substitute guarantor) will modify the Purchaser’s or Blackbaud Guarantor’s organizational documents, and (iii) that the Existing Loan Documents remain in full force and effect, unmodified and enforceable against Purchaser.

8.2.9    Purchaser agrees to use good faith and commercially reasonable efforts to cause its counsel, the identity of which shall be subject to the reasonable approval of Lender, to issue to Lender at Closing in the form customarily required by Lender (i) legal opinions satisfactory to the Lender, covering the due authorization, execution, delivery, and enforceability of the documents entered into by Purchaser in connection with the Existing Loan assumption, (ii) a non-consolidation opinion in form satisfactory to the Lender, and (iii) any other legal opinions covering such other related matters as Lender or special counsel to the beneficial holder of the Notes may reasonably require.

8.2.10    At Closing, Purchaser shall pay to Lender (i) any fees required by Lender in connection with the Loan Assumption up to an amount equal to .75% of the outstanding principal balance of the Existing Loan as of the Closing Date and Seller shall pay any fees required by Lender in excess of such maximum amount payable by Purchaser; provided, however, rather than pay such excess fees, Seller may elect to terminate this Agreement, whereupon the Earnest Money shall be returned to Purchaser and neither party shall have any further rights, duties or liabilities hereunder (other than such rights, duties and obligations that expressly survive any such termination pursuant to the terms of this Agreement), subject to Purchaser’s right to vitiate any such termination by agreeing to pay such fees that Seller is unwilling to pay, and (ii) the amount of Lender’s out-of-pocket costs (including reasonable attorney’s fees and costs) incurred in reviewing the assumption request and any fees charged by or requirements of the rating agencies

8.3    Loan Reserves. Unless otherwise required by Lender, Seller shall assign to Purchaser all of its right, title and interest in and to all amounts then held as reserve or escrow deposits by Lender under the Existing Loan Documents (collectively, the “Loan Reserves”), and Purchaser shall reimburse Seller at Closing an amount equal to the lesser of (x) the balance of the Loan Reserves as of the Closing Date or (y) $630,723.32, in addition to the Purchase Price, whereupon the Loan Reserves shall become the property of Purchaser. Until Closing Seller shall have the right to draw on such escrows, reserves and deposits for the purposes permitted by the Existing Loan Documents. Within three (3) days of the Effective Date, Seller shall deliver to Purchaser statements of all Reserves (as defined in the Cash Management Agreement relating to the Existing Loan) then held under the Cash Management Agreement and all deposits and withdrawals for two (2) years prior to the Effective Date and an estimate of funds available to be from Excess Cash Flow Reserve pursuant to Section 3.3 of the Cash Management Agreement for the month thirty days after the Effective Date. Any additional reserves or additional sums to be deposited in existing reserves

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required by Lender in connection with Lender Consent shall be funded by Purchaser, subject to Purchaser’s termination right under Section 8.5.1.

8.4    Assumption Requirements. At the Closing, Purchaser and Seller shall execute and deliver such loan assumption agreements and other documentation as Lender shall require, consistent with the applicable provisions of the Existing Loan Documents and any approval or consent letter issued by Lender in form and substance reasonably acceptable to Purchaser and Seller (collectively, the “Loan Assumption Documents”).

8.5    Assumption Deadline.

8.5.1    If the Lender imposes requirements for the Lender Consent in addition to the requirements specifically provided in this Article which are not acceptable to Purchaser (Purchaser hereby agreeing to not unreasonably disapprove any non-substantive requirements of an administrative nature or pertaining to matter of process), the Blackbaud Guarantor, and/or Blackbaud, Inc., the Lender Disapproval (as defined below) is received at any time, or approval for the Lender Consent is not received on or before five (5) Business Days before the Outside Closing Date (the “Assumption Deadline”), Purchaser or Seller may terminate this Agreement by written notice to the other party, in which case Escrow Agent shall return the Earnest Money to Purchaser and thereafter neither party hereto shall have any further rights, obligations or liabilities under this Agreement except to the extent that any right, obligation or liability set forth in this Agreement expressly survives termination of this Agreement; provided, however, Purchaser shall not have the right to terminate this Agreement pursuant to this Section if Lender Disapproval or the failure of Lender to provide Lender Consent is due to the existence of a breach or default by Blackbaud, Inc., as Tenant under the Lease.

8.5.2    If the Lender Disapproval is received or the Lender Consent is not received by the Assumption Deadline due solely to a fault of Purchaser of its obligations under this Section 8.5, then this Agreement shall terminate and thereafter neither party hereto shall have any further rights, obligations or liabilities under this Agreement except to the extent that any right, obligation or liability set forth in this Agreement expressly survives termination of this Agreement. Upon such a termination, Seller shall be entitled to retain the Earnest Money and shall not be required to reimburse Purchaser for its fees, deposits and costs as provided above; such amount is agreed by and between Seller and Purchaser as liquidated damages due to the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof and not as a penalty.  As used in this Section 8.5, the term “fault of Purchaser” means any of (i) Purchaser’s intentional failure to use commercially reasonable and good faith efforts to materially comply with any of the material terms of this Section, or (ii) Purchaser’s bad faith and intentional failure to close the assumption of the Existing Loan.

8.6    Certain Defined Terms. For purposes of this Agreement, the term “Lender Consent” means the written consent of Lender and any required master servicer, the special servicer, rating agency, or the Special Risk Insurer (as defined in the Existing Loan Documents), if applicable, to, and only to, (i) the conveyance of the Property to Purchaser and the transactions contemplated by the Agreement, (ii) the assumption of the Existing Loan by Purchaser pursuant to the Loan Assumption Documents, and (iii) Lender’s acceptance of Blackbaud Guarantor as substitute guarantor. “Lender Disapproval” shall mean that Lender or any party comprising Lender disapproves or rejects (in writing) (i) the conveyance of the Property to Purchaser and the transactions contemplated by the Agreement, (ii) the assumption of the Existing Loan by Purchaser pursuant to the Loan Assumption Documents, and/or (iii) Lender’s acceptance of Blackbaud Guarantor as substitute guarantor.

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ARTICLE 9
OTHER COVENANTS AND AGREEMENTS

9.1     Waiver of ROFR. Seller and Purchaser shall use commercially reasonable efforts to obtain a waiver (the “ROFR Waiver”) in recordable form executed by The Daniel Island Company, Inc. (or its successor) pursuant to which, The Daniel Island Company, Inc. (or its successor) waives any right of first refusal, right of first offer, or other purchase option as to the Property, if any, vested in the “Declarant” under that certain Declaration of Covenants, Conditions and Restrictions for Daniel Island Town Zone dated as of April 1, 2018 or otherwise. The form and substance of the ROFR Waiver shall be satisfactory to Seller, Escrow Agent, and Lender.

9.2    Phase 2; Development Agreement. At Closing, the Phase 2 Owner and HPI (or, at the election of HPI, an affiliate of HPI) (the “Developer”) shall enter into the Pre-Development Agreement substantially in the form of Exhibit G, under which Developer will perform certain pre-development services with respect to the development of Phase 2 (defined below). The Pre-Development Agreement shall provide that, if Purchaser or any entity controlled by, in control of or under common control with Blackbaud, Inc. or any other entity to whom Purchaser or such affiliated entity conveys the Phase 2 Property in connection with the development of Phase 2 (the “Phase 2 Owner”), directly or indirectly, commences the development of Phase 2 (as defined below) on or before the third anniversary of the Closing Date, the Phase 2 Owner shall retain Developer as the development manager of Phase 2, subject to reasonable approval of terms and conditions.  Seller shall cause HPI and Blackbaud, Inc. shall cause the owner of Phase 2 to negotiate in good faith in attempt to agree on commercially reasonable terms as to a development agreement as to such retention of Developer as development manager of Phase 2.

As used in this Agreement, “Phase 2” means the (i) development of a conditioned building or buildings and parking deck on the Property and/or the Phase 2 Property, and (ii) any other ancillary improvements developed in connection with the improvements in (i) (whether located on the Phase 2 Property or other portions of the Property). As used in this Agreement, the “Phase 2 Property” means that real property being more particularly described on Exhibit F.

ARTICLE 10
CONDITIONS TO CLOSING
10.1    Conditions of the Parties. The obligations of the Purchaser and Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver, on or before the Closing Date, of the following conditions:

10.1.1    There shall be no injunction, restraining order or decree of any nature of any court or governmental authority that is in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement or imposes material conditions on such consummation not otherwise provided for in this Agreement;
10.1.2    The Lender Consent shall have been obtained and Lender shall have executed and delivered each of the Loan Assumption Documents that are required to be executed by Lender;
10.1.3    The ROFR Waiver shall have been obtained and The Daniel Island Company, Inc. shall have executed and delivered any documents required by Seller, Escrow Agent, and/or Lender to evidence such ROFR Waiver.

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If any of the conditions set forth in this Section 10.1 are not satisfied or waived by both Seller and Purchaser in writing as of the Closing Date, either Seller or Purchaser may terminate this Agreement by delivering written notice of the same to the other party, in which event this Agreement shall terminate, the Earnest Money shall be returned immediately to Purchaser, and neither Seller nor Purchaser shall have any further liability under this Agreement (except for such liabilities as expressly survive termination of this Agreement); provided, however, (i) no party shall have the right to terminate the Agreement as a result of the failure of a condition set forth in this Section 10.1 if the failure of such condition is the result of such party’s default or breach of this Agreement.
10.2    Conditions to Purchaser’s Obligations. The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver, on or before the Closing Date, of the following conditions:
10.2.1    Seller has performed and observed in all material respects all covenants and agreements to be performed by Seller; and
10.2.2    All of the representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the date of Closing.
If any of the conditions in this Section 10.2 are not satisfied or waived in writing by Purchaser as of the Closing Date, Purchaser may terminate this Agreement by delivering written notice to Seller in which event this Agreement shall terminate, the Earnest Money shall be returned immediately to Purchaser, and neither party shall have any further liability under this Agreement (except for such liabilities as expressly survive the termination of this Agreement); provided, however, (i) if the failure of such condition is a result of a default or breach by Seller, the terms of Section 12.2 shall apply; and (ii) if the failure of the condition specified in Section 10.2.2 is a result of any act or omission of Purchaser or any affiliated or related entity (specifically including Blackbaud, Inc.), Purchaser shall not be able terminate the Agreement pursuant to this Section 10.2.
10.3    Conditions to Seller’s Obligations. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver, on or before the Closing Date, of the following conditions:
10.3.1    If the Existing Loan is assumed by Purchaser at Closing, Seller and John R. Holder shall have been released from any and all liability under the applicable Existing Loan Documents (including but not limited to any guarantees and indemnities) arising or accruing from and after the Closing;
10.3.2    Purchaser has performed and observed in all material respects all covenants and agreements to be performed by Purchaser under this Agreement;
10.3.3    All of the representations and warranties of Purchaser contained in this Agreement are true and correct in all material respects as of the date of Closing; and
10.3.4    The Closing shall have occurred on or before the Outside Closing Date.
If any of the conditions in this Section 10.3 are not satisfied or waived in writing by Seller as of the Closing Date, Seller may terminate this Agreement by delivering written notice to Purchaser in which event this Agreement shall terminate, the Earnest Money shall be returned immediately to Purchaser, and neither party shall have any further liability under this Agreement (except for such liabilities as expressly survive

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the termination of this Agreement); provided, however, if the failure of such condition is a result of a default or breach by Purchaser, the terms of Section 12.1 shall apply.
ARTICLE 11
CLOSING
11.1    Time and Place. The consummation of the transaction contemplated by this Agreement (“Closing”) will be held at the offices of the Purchaser’s attorney, as agent for the Escrow Agent, through an escrow closing arrangement, or effected via a “mail away” closing (i.e. in which funds are sent via wire transfer and closing documents are delivered via overnight delivery or courier delivery service to the Purchaser’s attorney).on the later to occur of the date that is the tenth (10th) Business Day after the later of (i) the date of the expiration of the Inspection Period, and (ii) the date that Lender Consent is received (such date, the “Closing Date”); provided, however, subject to Section 12.3, in no event shall the Closing Date occur later than the date that is one hundred eighty (180) days after the Effective Date (the “Outside Closing Date”). At Closing, Seller and Purchaser shall perform their respective obligations set forth in this Article 11 and elsewhere in this Agreement (to the extent not previously performed), and the performance by each of them will be a concurrent condition of the performance of the obligations of the other. For avoidance of doubt, Closing will be deemed not to have occurred until all wire transfers required to be sent to Seller in connection with the Closing shall have been received by the recipient no later than 5:00 pm (Charleston, South Carolina local time). If such wires are received after 5:00 pm (Charleston, South Carolina local time), the Closing shall be deemed to have occurred on the following day.

11.2    Seller’s Obligations at Closing. At Closing, Seller shall:
11.2.1    execute and deliver to Purchaser, in recordable form, a Special Warranty Deed in the form of Exhibit H (the “Deed”), conveying the Land and Improvements, subject only to the Permitted Exceptions; provided, however, if approved by Lender in accordance with Article 8, Seller shall also execute and deliver to Blackbaud, Inc. or an affiliated or related entity, in recordable form, a Special Warranty Deed in the form of Exhibit H, conveying the Phase 2 Property, subject only to the Permitted Exceptions;
11.2.2    execute and deliver to Purchaser the Assignment and Assumption of Lease in the form attached hereto as Exhibit I, pursuant to which Seller will transfer and assign its interest in the Lease to Purchaser and Purchaser will assume all obligations of Seller with respect to the Lease;
11.2.3    execute (or cause to be executed by John R. Holder) and deliver to Purchaser any Loan Assumption Documents required to be executed by Seller and/or John R. Holder as guarantor/indemnitor under the Existing Loan Documents;
11.2.4    execute and deliver to Purchaser any documentation reasonably necessary, to consummate the assignment to Purchaser of that certain Fee In Lieu of Tax and Incentive Agreement dated as of August 22, 2016, between Seller, Blackbaud, Inc., and Berkeley County, South Carolina (the “FILOT Agreement”) and the assumption by Purchaser of Seller’s duties, obligations and liabilities under the FILOT Agreement, which documentation shall be in form and content satisfactory to Seller and Purchaser;
11.2.5    execute and deliver the General Assignment of Intangibles and Personal Property in the form attached hereto as Exhibit K pursuant to which Seller will assign its interest in the Intangibles to Purchaser;

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11.2.6    join with Purchaser in the execution of a Tenant Notice in the form of Exhibit L, which Purchaser covenants and agrees to send to the Blackbaud, Inc., informing Blackbaud, Inc. of the sale of the Property and of the assignment to Purchaser of Seller’s interest in, and obligations under, the Lease (including, if applicable any security deposits) and directing that all rent and other sums payable after the Closing under the Lease will be paid as set forth in the notice;
11.2.7    deliver to the Escrow Agent such evidence as the Escrow Agent may reasonably require as to Seller’s authority to sell the Property and the authority of the person or persons executing documents on behalf of Seller;
11.2.8    deliver to Purchaser a Certificate of Non-Foreign Status in the form of Exhibit M, duly executed by Seller stating that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act;
11.2.9    cause the delivery, at the Property, original signed counterparts (or copies if the originals are not available) of licenses and permits, if any, in the possession of Seller or Seller’s agents, together with such leasing and property files and records which are material in connection with the continued operation, leasing and maintenance of the Property;
11.2.10    deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions;
11.2.11    execute and deliver a closing statement (the “Closing Statement”) for the purchase and sale of the Property, in form and substance reasonably acceptable to Purchaser and Seller;
11.2.12    execute (or cause Developer to be execute) and deliver to Purchaser the Pre-Development Agreement;
11.2.13    execute and deliver to Purchaser the mutual release of claims under the Lease in the form attached as Exhibit N (the “Mutual Release”), whereby Seller, Purchaser and Blackbaud, Inc. release each other from all claims under the Lease, except for indemnities relating to the period of time before Closing and any third party claims (Blackbaud, Inc. agrees to execute the Mutual Release as the Closing);
11.2.14    Deliver a SC Certificate of Compliance under SC Code Section 12-54-124 et seq., dated within thirty (30) days of the Closing Date and stating that all tax returns have been filed and that all taxes generated by Seller’s business have been paid;
11.2.15    Deliver a SC Forms I-290 and I-295 as applicable in order to comply with all non-resident withholding requirements of SC Code Section 12-8-580 et seq., and, if applicable, such sums as are required to be withheld to the extent required under such forms, which sums, if any, shall be held by Escrow Agent as required by applicable law;
11.2.16    deliver to the Escrow Agent any customary documents of assurance required by the Escrow Agent to issue to the Purchaser an Owner Policy of Title Insurance and any required endorsements of the title insurance policy of Lender subject to the Permitted Exceptions and in the base form without endorsement; and
11.2.17    deliver such additional documents as are reasonably required to consummate the transaction contemplated by this Agreement, provided such additional documents do

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not impose upon Seller any additional obligations or expenses not otherwise provided for under this Agreement.
11.3    **Purchaser’s Obligations at Closing. At Closing, Purchaser will:
11.3.1    pay to Seller the full amount of the Cash Portion of the Purchase Price in the manner and subject to the adjustments and credits described in Article 2 and Section 11.4;
11.3.2    join Seller in execution of the instruments described in subsections 11.2.2, 11.2.4, 11.2.5, and 11.2.6;
11.3.3    execute and deliver to Seller the Mutual Release (Blackbaud, Inc. agrees to join in the execution of such Mutual Release);
11.3.4    execute (and Blackbaud, Inc. shall cause Blackbaud Guarantor, as substitute guarantor to execute) and deliver to Seller and Lender any Loan Assumption Documents required to be executed by Purchaser and/or Blackbaud Guarantor (as substitute guarantor) in accordance with Article 8;
11.3.5    execute and deliver to Seller the Pre-Development Agreement; and
11.3.6    deliver to Seller such evidence as Seller’s counsel and/or the Escrow Agent may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser.
11.4    Credits and Prorations.
11.4.1    Since the rent paid under the Lease is used to fund all Reserves (as defined in the Cash Management Agreement relating to the Existing Loan) and such Reserves relate to operating expenses that would typically be prorated between a purchaser and seller, rather than prorating individual items of income and expense, only the amounts permitted to be disbursed from the Excess Cash Flow Reserve for the month of Closing shall be prorated (as Purchaser’s affiliate, Blackbaud, Inc. is paying all operating expenses through the payment of its rent).
11.4.2    Notwithstanding anything contained in the foregoing provisions, at Closing, Blackbaud, Inc. shall pay to Seller any and all unpaid amounts due under the Lease relating to the period before the date of Closing.
11.4.3    If the annual reconciliation of tenant pass-throughs for the 2020 calendar year results in there being amounts due and payable by Blackbaud, Inc. relating to Seller’s period of ownership, Purchaser will collect such amounts and pay same over to Seller promptly upon Purchaser’s receipt. If such reconciliation results in there being refunds due and payable to Blackbaud, Inc. on account of the pass through of specifically designated expenses incurred during Seller’s period of ownership, Seller will pay to Purchaser the amount of any such documented pass-through of expenses promptly upon receipt of a written request therefor from Purchaser, whereupon Purchaser will promptly disburse the appropriate refunds to Blackbaud, Inc.
11.4.4    The provisions of this Section 11.4 will survive the Closing.

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11.5    Closing Costs. Purchaser will be responsible for the cost of (i) the Title Commitment, Purchaser’s ALTA Owner Policy of Title Insurance and of any endorsements thereto and all search and exam fees related thereto, (ii) any update of the Seller’s existing survey or any new Survey that Purchaser orders, (iii) any financing, including without limitation any mortgage taxes and any Loan Policy of Title Insurance (provided that availability of financing will not be a condition precedent to Closing), (iv) all transfer taxes incurred in connection with this transaction, (v) any fees required by Lender in connection with the Loan Assumption, subject, however, to the terms of Section 8.2.10: and (vi) the amount of Lender’s out-of-pocket costs (including reasonable attorney’s fees and costs) incurred in reviewing the Loan Assumption request and any fees charged by or requirements of the rating agencies. Seller will be responsible for the payment of any recording fees incurred in connection with this transaction. Seller and Purchaser will each pay the fees of their respective attorneys’ incurred in connection with this transaction. Seller and Purchaser will split equally any closing escrow fees.
ARTICLE 12
DEFAULT

12.1
Default by Purchaser. If Purchaser fails to consummate the purchase and sale of the Property contemplated under this Agreement for any reason other than Seller’s default or the permitted termination of this Agreement by either Seller or Purchaser as in this Agreement expressly provided, Seller will be entitled, as its SOLE REMEDY, to terminate this Agreement and receive the Earnest Money as liquidated damages for the breach of this Agreement, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Earnest Money is a reasonable estimate thereof. Nothing contained in this Section 12.1, however, will limit, restrict or impair the right of Seller to pursue legal or equitable remedies to enforce the obligations of Purchaser (i) under any indemnity provided by Purchaser under this Agreement, (ii) under Article 9, (iii) with respect to the surviving representations and warranties made by Purchaser under Article 6 or (iv) under any of the documents and instruments executed and delivered to Seller pursuant to the terms and conditions hereof.

12.2    Default by Seller. If Seller fails to consummate the purchase and sale of the Property contemplated under this Agreement for any reason other than Purchaser’s default or the permitted termination of this Agreement by Seller or Purchaser as in this Agreement expressly provided, Purchaser may elect as its SOLE REMEDY either to (i) terminate this Agreement and receive the return of the Earnest Money and in the event such termination resulted from a material willful default of Seller, Seller shall reimburse Purchaser for its out of pocket costs incurred in pursuing the purchase of the Property, including reasonable attorney’s fees and costs, subject to a cap of $500,000, or (ii) require specific performance of this Agreement by Seller by filing suit within sixty (60) days of the deadline for the Closing Date (the failure to file suit by such deadline shall be conclusively deemed to have resulted in the waiver of such right to sue for specific performance. Nothing contained in this Section 12.2, however, will limit, restrict or impair the right of Purchaser to pursue legal or equitable remedies to enforce the obligations of Seller (i) under any indemnity provided by Seller under this Agreement, (ii) with respect to the surviving representations and warranties made by Seller under Article 5 or (iii) under any of the documents and instruments executed and delivered to Purchaser pursuant to the terms and conditions hereof.
12.3    Notice and Cure. Neither Seller nor Purchaser will be deemed to be in default under this Agreement until and unless such party has been given written notice of its failure to comply with the terms hereof and thereafter does not cure such failure within thirty (30) days after receipt of such notice. If either Seller or Purchaser undertakes any such cure, if necessary to effectuate such cure, the Closing Date shall be extended for each day of the cure period, but not for a period to exceed thirty (30) days. Notwithstanding the foregoing, this Section 12.3 will not be applicable to a Purchaser’s failure to deposit the Earnest Money on the date required under this Agreement or to a party’s failure to make any deliveries required of such

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party on the Closing Date. The Closing Date will be automatically extended, if necessary, to provide such thirty day cure period.
ARTICLE 13
RISK OF LOSS

13.1
Minor Damage. In the event of loss or damage to the Property or any portion thereof which is not “major” (as defined below), this Agreement will remain in full force and effect provided Seller performs any necessary repairs which Seller is obligated to make under the Lease or, at Purchaser’s option, assigns to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. If Purchaser elects for Seller to perform repairs upon the Property, Seller will use reasonable efforts to complete such repairs promptly and the date of Closing will be extended a reasonable time in order to allow for the completion of such repairs. If Purchaser elects for Seller to assign a casualty claim to Purchaser, the Purchase Price will be reduced by an amount equal to the deductible amount under Seller’s insurance policy. Upon Closing, full risk of loss with respect to the Property will pass to Purchaser.

13.2    Major Damage. In the event of a “major” loss or damage, either Seller or Purchaser may terminate this Agreement by written notice to the other party, in which event the Earnest Money will be returned to Purchaser. If neither Seller nor Purchaser elects to terminate this Agreement within ten (10) days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Seller and Purchaser will be deemed to have elected to proceed with Closing, in which event Seller will, at Purchaser’s option, either (i) perform any necessary repairs which Seller is obligated to make under the Lease, or (ii) assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the portion of the Property in question. If Purchaser elects for Seller to perform repairs upon the Property, Seller will use reasonable efforts to complete such repairs promptly and the date of Closing will be extended a reasonable time in order to allow for the completion of such repairs. If Purchaser elects for Seller to assign a casualty claim to Purchaser, Seller will credit to Purchaser at Closing an amount equal to the deductible amount under Seller’s insurance policy. Upon Closing, full risk of loss with respect to the Property will pass to Purchaser.
13.3    Definition of “Major” Loss or Damage. For purposes of Sections 13.1 and 13.2, “major” loss or damage refers to loss or damage to the Property due to a casualty or any loss due to a condemnation or any portion thereof such that permits Blackbaud, Inc. to terminate the Lease pursuant to the terms of the Lease (irrespective of whether Blackbaud, Inc. actually terminates the Lease).
ARTICLE 14
BROKERAGE COMMISSIONS
Seller and Purchaser represent to each other that they have acted directly and independently with the other as principals and that neither Seller nor Purchaser have retained or authorized the services of any broker or finder with respect to the transaction contemplated under this Agreement. Seller agrees to indemnify and hold Purchaser harmless from and against all claims, liabilities, and obligations for any broker commission, finder’s fee, or other compensation in connection with this Agreement claimed by or through Seller. Purchaser agrees to indemnify and hold Seller harmless from and against all claims, liabilities, and obligations for any broker commission, finder’s fee, or other compensation in connection with this Agreement claimed by a broker claiming by, through or under Purchaser. This Section 14 shall survive Closing or the earlier termination of this Agreement.

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ARTICLE 15
ESCROW
15.1    Escrow Agent    . The Escrow Agent has agreed to act as escrow agent for the convenience of the parties without fee or other charges for such services as escrow agent. The Escrow Agent will not be liable: (i) to any of the parties for any act or omission to act except for its own gross negligence, bad faith or willful misconduct; (ii) for any legal effect, insufficiency, or undesirability of any instrument deposited with or delivered by the Escrow Agent or exchanged by the parties under this Agreement, whether or not the Escrow Agent prepared such instrument (except for the Title Commitment and title policy); (iii) for any loss or impairment of funds that have been deposited in escrow while those funds are in the course of collection, or while those funds are on deposit in a financial institution, if such loss or impairment results from the failure, insolvency or suspension of a financial institution approved by Purchaser, unless the Escrow Agent fails to move such funds to another financial institution in accordance with joint written instructions from Seller and Purchaser to the Escrow Agent, (iv) for the expiration of any time limit or other consequence of delay, unless a properly executed written instruction, accepted by the Escrow Agent, has instructed the Escrow Agent to comply with such time limit; or (v) for the default, error, action or omission of either Seller or Purchaser to the escrow. The Escrow Agent will be entitled to rely, in good faith, on any document or paper received by it, believed by the Escrow Agent, in good faith, to be bona fide and genuine.
15.2    Interpleader Action. In the event of any dispute as to the disposition of the Earnest Money or any other monies held in escrow, the Escrow Agent will give written notice to all parties advising same that, in the absence of written instructions signed by both Purchaser and Seller received within the next ten (10) days, the Escrow Agent may interplead the Earnest Money by filing an interpleader action in the Circuit Court of Berkeley County, South Carolina (to the jurisdiction of which both parties consent) or may continue to hold the Earnest Money and take no action until the Escrow Agent receives such joint written instructions or an order of a court as to the disposition of same. If the Escrow Agent receives the aforesaid written instructions, it will continue to hold the Earnest Money pursuant to such written instructions. If the Escrow Agent does not receive the aforesaid written instructions, it may pay into the registry of the court the Earnest Money and any other monies held in escrow or may continue to hold the Earnest Money and take no action until the Escrow Agent receives such joint written instructions or an order of a court as to the disposition of same, whereupon the Escrow Agent will be relieved and released from any further liability as escrow agent under this Agreement. The Escrow Agent will not be liable for the Escrow Agent’s compliance with any legal process, subpoena, writs, orders, judgments and decree of any court, whether issued with or without jurisdiction, and whether or not subsequently vacated, modified, set aside or reversed.
ARTICLE 16
MISCELLANEOUS
16.1    Confidentiality. Purchaser and its representatives will hold in strictest confidence all data and information obtained with respect to Seller, its business or the Property that is not otherwise available to the public, whether obtained before or after the execution and delivery of this Agreement, and will not disclose the same to others; provided, however, that it is understood and agreed that Purchaser may disclose such data and information to the employees, consultants, accountants, investors, partners, and attorneys of Purchaser in connection with the evaluation of the transaction contemplated under this Agreement and as otherwise required under applicable law, including disclosed under securities laws. If this Agreement is terminated or Purchaser fails to perform under this Agreement, Purchaser will promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated in this Agreement. In lieu of delivering to Seller such statements, documents, schedules, exhibits or other written information, Purchaser may elect to destroy the same, in which case Purchaser agrees to certify to Seller such destruction upon the written request of Seller. This Section 16.1 will survive Closing or the earlier termination of this Agreement.

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16.2    Discharge of Obligations. The acceptance of the Deed by Purchaser will be deemed to be a full performance and discharge of every representation and warranty made by Seller in this Agreement and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are in this Agreement specifically stated to survive Closing.
16.3    Assignment. Purchaser may assign its rights under this Agreement only as set forth in Section 16.20 or upon the following conditions: (i) the assignee of Purchaser must be an affiliate of Purchaser or an entity controlling, controlled by, or under common control with Purchaser, (ii) all of the Earnest Money must have been delivered in accordance herewith, (iii) the assignee of Purchaser must assume all obligations of Purchaser under this Agreement, but Purchaser will remain primarily liable for the performance of Purchaser’s obligations, (iv) any such assignment shall be acceptable to Lender, and (v) a copy of the fully executed written assignment and assumption agreement will be delivered to Seller at least ten (10) days before Closing. Any transfer, directly or indirectly, of any stock, partnership interest or other ownership interest in Purchaser to any person or entity that would not be qualified to be a permitted assignee of Purchaser’s interest under this Agreement without Sellers written approval, which approval may be given or withheld in Seller’s sole discretion, will constitute a default by Purchaser under this Agreement. Any assignment or attempted assignment by Purchaser of this Agreement or any rights under this Agreement which does not satisfy the conditions of the first sentence of this Section 16.3 will be void ab initio, of no force or effect and Purchaser will remain fully liable for the performance of its obligations under this Agreement.
16.4    Notices. All notices, demands, requests, consents, approvals and other communications required or permitted to be given under this Agreement shall be in writing and may be given by either Seller or Purchaser or their counsel and shall be addressed or delivered to the parties at their respective addresses set forth below (i) in person, (ii) next Business Day delivery by a reliable and recognized air freight delivery service, such as Federal Express or UPS, (iii) sent by postage prepaid United States mail, certified or registered, return receipt requested, or (iv) via email (so long as notice is also sent by at least one of the other methods provided above). Copies of any notices delivered under this Agreement shall, concurrently with the delivery thereof, be delivered to the additional parties set forth below by the same means of delivery used for delivery of the notices to the contracting parties (except in the case of personal delivery, in which case either one or more of the alternate means of delivery may be selected for the delivery of copies). The date of notice given by personal delivery shall be the date of such delivery. The effective date of notice will be one (1) Business Day after the date such notice is deposited with a nationally recognized overnight courier, two (2) days after the date such notice is deposited with the United States Postal Service, or upon the personal delivery thereof. The effective date of notice by email will be the date when sent by email transmission. Initial notice addresses hereunder are as follows:
If to Seller:        c/o Holder Properties, Inc.
3300 Cumberland Boulevard, Suite 200
Atlanta, Georgia 30339
Attn: Adam Sonenshine
Email: ASonenshine@holderproperties.com
With a copy to:        Eversheds Sutherland (US) LLP
999 Peachtree Street, NE, Suite 2300
Atlanta, Georgia 30309
Attn: James B. Jordan
Email: JimJordan@eversheds-sutherland.com

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If to Purchaser:        c/o Blackbaud, Inc.
2000 Daniel Island Drive
Charleston, South Carolina 29492
Attn: Otto Orr and Jon Olson
Email: OttoOrr@blackbaud.com
JonOlson@blackbaud.com
with a copy to:        Parker Poe
200 Meeting Street, Suite 201
Charleston, South Carolina 29401
Attn: Paul VanWagenen
Email: PaulVanWagenen@parkerpoe.com
If to Escrow Agent    Chicago Title Insurance Company
3600 Forest Drive, Suite 301
Columbia, SC 29204
Attn: Jennifer W. Rubin, Esq.
Email: Jennifer.rubin@ctt.com

16.5    Modifications. This Agreement cannot be changed orally, and no executory agreement will be effective to waive, change, modify, or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification, or discharge is sought.
16.6    Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State of South Carolina, in which event the period will run until the end of the next day which is neither a Saturday, Sunday or legal holiday under the laws of the State of South Carolina (a “Business Day”). Unless stated otherwise in this Agreement, the final day of any such period will be deemed to end at 5:00 p.m. (Charleston, South Carolina local time).
16.7    Successors and Assigns. The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.
16.8    Entire Agreement. This Agreement, including the Exhibits and Schedules, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.
16.9    Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement. Without limiting the generality of the foregoing, Purchaser will, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Purchaser with respect to the Property. The provisions of this Section 16.9 will survive Closing.
16.10    Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution and delivery of this Agreement, the parties may execute and exchange counterparts of the signature pages via e-mail by .PDF file. The signature of a party to any

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counterpart may be appended to any other counterpart. Further, the parties agree that signatures by DocuSign, Sign-n-Send or other similar electronic signing software will be deemed to be originals.
16.11    Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement will nonetheless remain in full force and effect.
16.12    Applicable Law. Seller and Purchaser irrevocably (i) agree that any suit under this Agreement will in all respects be governed by and construed in accordance with the laws of the State of South Carolina and, as applicable, the substantive federal laws of the United States and (ii) submit to the jurisdiction of any state or federal court sitting in Berkeley County, South Carolina in any action or proceeding arising out of or relating to this Agreement and irrevocably agree that all claims in respect of such action or proceeding will be heard and determined in a state or federal court sitting in Berkeley County, South Carolina.
16.13    No Third-Party Beneficiary. Except with respect to the rights of HPI, Developer, Blackbaud, Inc., the Blackbaud Guarantor, and the Escrow Agent under this Agreement (specifically including, but not limited to, those provisions under Article 9, the provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third-party, and accordingly, no third-party will have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.
16.14    Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.
16.15    Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.
16.16    Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted under this Agreement, such termination will operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated in this Agreement to survive the termination of this Agreement.
16.17    Exculpation of Seller and Related Parties. Notwithstanding anything to the contrary contained in this Agreement or in any exhibits attached hereto or in any documents executed in connection herewith, it is expressly understood and agreed by and between the parties hereto that: (i) the recourse of Purchaser or its successors or assigns against Seller in connection with this Agreement, including, without limitation, with respect to any alleged act or omission of Seller or any representative of Seller, any misrepresentation (whether allegedly intentional or unintentional) by or on behalf of Seller, or any breach by or on the part of Seller of any representation, warranty, covenant, undertaking, indemnity or agreement contained in this Agreement or in any of the Seller’s Closing Documents, and any attorneys’ fees provided for under Section 16.20 (collectively, “Seller’s Undertakings”) will not exceed the lesser of (a) the Liability Cap or (b) Seller’s interest in the Property and in any event will not survive Closing for more than three hundred sixty-five (365) days unless written notice containing a description of the specific nature of such breach will have been given by Purchaser to Seller prior to the expiration of said three hundred sixty-five (365) day period and, if not addressed to Purchaser’s satisfaction, an action will have been commenced by Purchaser against Seller for said breach within five hundred forty (540) days of Closing, and (ii) no personal liability or personal responsibility of any sort with respect to any of Seller’s Undertakings or any alleged

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breach thereof is assumed by, or will at any time be asserted or enforceable against, Seller or its affiliates, or against any of their respective shareholders, directors, officers, employees, agents, advisors, constituent partners, members, beneficiaries, trustees or representatives.
16.18    Exculpation of Purchaser and Related Parties. Notwithstanding anything to the contrary contained in this Agreement or in any exhibits attached hereto or in any documents executed in connection herewith, it is expressly understood and agreed by and between the parties hereto that: (i) the recourse of Seller or its successors or assigns against Purchaser, the Blackbaud Guarantor, or Blackbaud, Inc. (the “Blackbaud Parties”) in connection with this Agreement, including, without limitation, with respect to any alleged act or omission of the Blackbaud Parties or any representative of the Blackbaud Parties, any misrepresentation (whether allegedly intentional or unintentional) by or on behalf of the Blackbaud Parties, or any breach by or on the part of the Blackbaud Parties, of any representation, warranty, covenant, undertaking, indemnity or agreement contained in this Agreement or in any of the Blackbaud Parties’ Closing Documents, and any attorneys’ fees provided for under Section 16.20 (collectively, “Blackbaud’s Undertakings”) will not exceed the Liability Cap and in any event will not survive Closing for more than three hundred sixty-five (365) days unless written notice containing a description of the specific nature of such breach will have been given by Seller to Purchaser prior to the expiration of said three hundred sixty-five (365) day period and, if not addressed to Seller’s satisfaction, an action will have been commenced by Seller against the Blackbaud Party for said breach within five hundred forty (540) days of Closing, and (ii) no personal liability or personal responsibility of any sort with respect to any of Blackbaud’s Undertakings or any alleged breach thereof is assumed by, or will at any time be asserted or enforceable against, the Blackbaud Parties or their affiliates, or against any of their respective shareholders, directors, officers, employees, agents, advisors, constituent partners, members, beneficiaries, trustees or representatives.
16.19    Time of the Essence. Time is of the essence in this Agreement.
16.20    Attorneys’ Fees. If either party files a lawsuit in connection with this Agreement or any provisions contained in this Agreement, then the party that prevails in such action shall be entitled to recover from the non‑prevailing party, reasonable attorneys’ fees and costs of court incurred in such lawsuit. This covenant shall survive the Closing or termination of this Agreement.
16.21    Like-Kind Exchange. Seller and Purchaser acknowledge that either party may desire to structure the transaction as an exchange of “like-kind” property which will qualify as such under Section 1031 of the Internal Revenue Code of 1986 and regulations thereunder, as amended, and each party agrees to reasonably cooperate to facilitate such tax deferred exchange, with the party desiring such treatment to be solely responsible for all costs to both parties, including reasonable attorneys’ fees actually incurred, associated with such exchange.
[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:

HPBB1, LLC,
a Georgia limited liability company

By:	/s/ John R. Holder
John R. Holder
President

[signatures continue on following page]

Signature Page to Purchase and Sale Agreement
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PURCHASER:

BBHQ1, LLC,
a Delaware limited liability company

By:	/s/ Jon W. Olson
Name:	Jon W. Olson
Title:	Secretary

[Escrow Agent signature appears on following page]

Signature Page to Purchase and Sale Agreement
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ESCROW AGENT JOINDER
By its execution below, Escrow Agent acknowledges its receipt of a copy of this Agreement and of the Earnest Money in the amount of $1,000,000, and agrees to hold and disburse the Earnest Money in accordance with the terms and conditions of this Agreement, subject to the terms of the Escrow Agreement between Escrow Agent, Seller, and Purchaser dated as of June __, 2020.
CHICAGO TITLE INSURANCE COMPANY
By:
Name:
Title:

Escrow Agent Joinder to Purchase and Sale Agreement
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BLACKBAUD, INC. JOINDER

By its execution below, Blackbaud, Inc. acknowledges its receipt of a copy of this Agreement, and joins in the execution of this Agreement to evidence its agreement to duly and punctually perform of all of its obligations under this Agreement.

BLACKBAUD, INC.,
a Delaware corporation

By:	/s/ Michael Gianoni
Name:	Michael P. Gianoni
Title:	President & CEO

Blackbaud Joinder to Purchase and Sale Agreement
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SCHEDULE OF EXHIBITS:

EXHIBIT A    LEGAL DESCRIPTION OF THE LAND
EXHIBIT B    EXISTING LOAN DOCUMENTS
EXHIBIT C    PERMITTED EXCEPTIONS
EXHIBIT D    CERTIFICATE OF RELEASE
EXHIBIT E    SCHEDULE OF PROPERTY DOCUMENTS
EXHIBIT F    LEGAL DESCRIPTION OF THE PHASE 2 PROPERTY
EXHIBIT G     FORM OF PRE-DEVELOPMENT AGREEMENT
EXHIBIT H    FORM OF DEED
EXHIBIT I    FORM OF ASSIGNMENT AND ASSUMPTION OF LEASE
EXHIBIT J    [INTENTIONALLY OMITTED]
EXHIBIT K    GENERAL ASSIGNMENT OF INTANGIBLES AND PERSONAL PROPERTY
EXHIBIT L    FORM OF TENANT NOTICE
EXHIBIT M    FORM OF CERTIFICATE OF NON-FOREIGN STATUS
EXHIBIT N    FORM OF MUTUAL RELEASE

Schedule of Exhibits
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EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

ALL that certain piece, parcel, lot or tract of land together with all buildings, fixtures and other improvements thereon, if any, situate, lying and being in the City of Charleston, County of Berkeley being shown and designated as “PARCEL Q-5-1 DANIEL ISLAND COMPANY, INC. (4.00 acres)” on that certain Subdivision Plat by Thomas & Hutton Engineering entitled, “FINAL SUBDIVISION PLAT OF A PORTION OF PARCEL Q-5 (14.00 Ac.) (TMS# 275-00- 00-155) TO CREATE PARCEL Q-5-1 (4.00 Ac.), PARCEL Q-5-2 (8.97 Ac.) AND A NEW PORTION OF FAIRCHILD STREET (1.03 Ac.), CITY OF CHARLESTON, BERKELEY COUNTY, SOUTH CAROLINA,” prepared for and owned by Daniel Island Company, Inc. dated April 14, 2016, and recorded in the Register of Deeds for Berkeley County, SC on July 13, 2016, in Book Plat Cab S at Page 163i.

AND ALL those certain pieces, parcels, lots or tracts of land together with all buildings, fixtures and other improvements thereon, if any, situate, lying and being in the City of Charleston, County of Berkeley being shown and designated as “PARCEL Q-5-2 HPBB1, LLC 4.87 acres” and “PARCEL Q-5-3 HPBB1, LLC 4.10 acres” on that certain Subdivision Plat by Thomas & Hutton Engineering entitled, “A FINAL SUBDIVISION PLAT OF PARCEL Q-5-2 (8.97 Ac.) TMS# 275-00-00-270 TO CREATE PARCEL Q-5-2 (4.87 Ac.) & PARCEL Q-5-3 (4.10 Ac.), CITY OF CHARLESTON, BERKELEY COUNTY, SOUTH CAROLINA,” prepared for and owned by HPBB1, LLC dated June 28, 2016, and recorded in the Register of Deeds for Berkeley County, SC on October 11, 2016, in Book Plat Cab S at Page 250i. PARCEL Q-5-1 -- TMS No. 275-00-00-155 PARCEL Q-5-2 -- TMS No. 275-00-00-270 PARCEL Q-5-3 -- TMS No. 275-00-00-272.

THE ABOVE PARCELS BEING that property conveyed by that Limited Warranty Deed from The Daniel Island Company, Inc. to HPBB1, LLC dated September 6, 2016 and recorded September 8, 2016 in Record Book 2268, page 406 of the Berkeley County, South Carolina records.

Exhibit A to Purchase and Sale Agreement
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EXHIBIT B

SCHEDULE OF EXISTING LOAN DOCUMENTS

1.	Note Purchase Agreement, dated as of May 2, 2018, between Seller and Lender

2.	5.12% Senior Secured Note, Series A1, due April 15, 2038, dated May 2, 2018, from Seller, to Lender

3.	5.61% Senior Secured Note, Series A2, due April 15, 2038, dated May 2, 2018, from Seller, to Lender

4.
Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing Statement, dated as of May 2, 2018, from Seller, to Lender, and recorded in Book 2736, Page 416, in the ROD Office for Berkeley County, South Carolina (the “Mortgage”)

5.	Assignment of Leases and Rents, dated as of May 2, 2018, from Seller, to Lender, and recorded in Book 2736, Page 517, in the ROD Office for Berkeley County, South Carolina

6.	UCC-1 Financing Statement, listing Seller as “Debtor”, and Lender as “Secured Party”, and recorded on May 2, 2017 in Book 2736, Page 539, in the ROD Office for Berkeley County, South Carolina

7.
UCC-1 Financing Statement, listing Seller as “Debtor”, and Lender as “Secured Party”, and recorded on May 3, 2017 as Instrument 0602018-03856, in the Records of the Clerk of Superior Court for Fulton County, Georgia

8.	Indemnity and Guaranty Agreement, dated as of May 2, 2018, from John R. Holder, for the benefit of Lender

9.	Hazardous Materials Indemnity Agreement, dated as of May 2, 2018, from Seller and John R. Holder, for the benefit of Lender

10.	Cash Management Agreement, dated as of May 2, 2018, between Seller and Lender

11.	Letter of Direction, dated as of May 2, 2018, between Lender and Seller

12.	Waiver of Appraisal Rights, dated as of May 2, 2018, from Seller and John R. Holder, for the benefit of Lender

13.	Subordination, Nondistubrance and Attornment Agreement, dated as of May 2, 2018, among Seller, Tenant, and Lender

14.	Lease Enhancement Insurance Policy No. 38412372 Issued by Lexington Insurance Company with an effective date of May 1, 2018

Exhibit B to Purchase and Sale Agreement
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EXHIBIT C

PERMITTED EXCEPTIONS

1.	The current year’s and subsequent year’s real property taxes and assessments, which taxes and assessments are not yet due and payable.

2.
Any recapture, reassessment or similar taxes or increase in taxes caused by Purchaser’s removing the Property from its present classification, subsequent changes in use by Purchaser or failure of Purchaser to apply for any available ad valorem tax classification (all of which are the responsibility of Purchaser).

3.
All local, state, and federal laws, ordinances, and governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect and relating to the Property.

4.
Any state of facts relevant to title which an accurate survey or an inspection of the Properties would reveal, including but not limited to the location of boundary lines, improvements, parties in possession and encroachments.

5.
The rights of upper and lower riparian owners to the free and unobstructed flow of the water of any rivers, streams or creeks without diminution or pollution, and the consequence of any past or future change in the location of same.

6.	Title to that portion of the property lying between the high and low water marks of any navigable rivers, streams or creeks, and rights of upper and lower riparian owners in and to same.

7.	The Lease.

8.	The Existing Loan Documents.

9.	The FILOT Agreement.

10.
Declaration of Covenants, Conditions and Restrictions for Daniel Island Town Center Shared Parking Facilities dated August 19, 1999, and recorded August 20, 1999, in the ROD Office for Berkeley County, South Carolina in Book 1723 at Page 278; First Supplement to Declaration of Covenants, Conditions and Restrictions for Daniel Island Town Center Zone Shared Parking Facilities dated November 10, 2000, and recorded November 28, 2000, in the Berkeley County ROD Office in Book 2090 at Page 206; Supplement to Declaration of Covenants, Conditions and Restrictions for Daniel Island Town Center Zone and Declaration of Covenants, Conditions and Restrictions for Daniel Island Town Center Shared Parking Facilities dated September 24, 2014, and recorded September 26, 2014, in the Berkeley County ROD Office in Book 10982 at Page 125; and Supplement to Both (I) Declaration of Covenants, Conditions and Restrictions for Daniel Island Town Center Zone and (II) Declaration of Covenants, Conditions and Restrictions for Daniel Island Town Center Shared Parking Facilities dated September 8, 2016, and recorded September 8, 2016, in the ROD Office for Berkeley County, South Carolina in Book 2268 at Page 415

11.
Amended and Restated Declaration of Covenants, Conditions and Restrictions for Daniel Island Town Center Zone dated April 1, 2018, and recorded April 3, 2018, in the ROD Office for Berkeley County, South Carolina in Book 2711 at Page 238; including Right of First Refusal and Option to Repurchase described therein; as amended and supplemented from time to time.

12.	Notice of Transfer Fee Covenant dated March 21, 2012, and recorded March 26, 2012, in the Berkeley County ROD Office in Book 9379 at Page 144.

13.
Third Amended and Restated Declaration of Easements and Covenant to Share Costs for Daniel Island dated April 1, 2018, and recorded April 3, 2018, in the ROD Office for Berkeley County, South Carolina in Book 2711 at Page 322.

14.
Development Agreement by and among the Harry Frank Guggenheim Foundation, Daniel Island Development Company, Inc. and the City of Charleston dated June 1, 1995, and recorded June 23, 1995, in the ROD Office for Berkeley County, South Carolina in Book 681 at Page 300; as amended by First Amendment to Daniel Island Development Agreement dated June 9, 1997, and recorded June 25, 1997, in the ROD Office for Berkeley County, South Carolina in Book 1092 at Page 275; as amended by Second Amendment to Development Agreement (Daniel Island) dated November 24, 1998, and recorded July 20, 1999, in the ROD Office for Berkeley County, South Carolina in Book 1695 at Page 7 4; as amended by Third Amendment to Development Agreement (Daniel Island) dated March 8, 2000, and recorded May 18, 2000, in the ROD Office for Berkeley County, South Carolina in Book 1931 at Page 187; as affected by Assignment and Assumption of Rights and Easements as recorded in Book 1093 at Page 290; as affected by Assignment and Assumption of Rights and Easements as recorded in Book 1093 at Page 298.

15.
Cooperation Agreement Between Owner Parties to The City Development Agreement by and between Daniel Island Investments, LLC and The Daniel Island Company, Inc. dated November 9, 1998, and recorded November 9, 1998, in the Berkeley County ROD Office in Book 1478 at Page 242.

16.
Exceptions as stated in that certain deed from Daniel Island Development Company, Inc. unto The Daniel Island Company, Inc. dated June 24, 1997, and recorded June 25, 1997, in the Berkeley County ROD Office in Book 1093 at Page 276; as affected by Assignment and Assumption of Rights and Easements as recorded in Book 1093 at Page 290.

17.
Utility Easement Electrical and Gas Lines Parcel Q/5 from The Daniel Island Company, Inc. unto South Carolina Electric & Gas Company dated September 14, 2004, and recorded October 5, 2004, in the Berkeley County ROD Office in Book 4276 at Page 0134.

18.
Easement from Daniel Island Company, Inc. unto South Carolina Electric & Gas Company dated October 31, 2014, and recorded November 17, 2014, in the Berkeley County ROD Office in Book 11073 at Page 194.

19.
Right-of-Way Easement Water & Sewer from The Daniel Island Company, Inc. unto the Commissioners of Public Works dated February 17, 2015, and recorded July 2, 2015, in the Berkeley County ROD Office in Book 11475 at Page 58.

20.
Temporary Construction, Parking and Access Easement Agreement from The Daniel Island Company, Inc. to HPDI, LLC dated September 24, 2014, and recorded September 26, 2014, in the ROD Office for Berkeley County, South Carolina in Book 10982 at Page 109.

21.
Memorandum of Lease Agreement by and between HPBB1, LLC, a Landlord, and Blackbaud, Inc., as Tenant, dated September 8, 2016, and recorded September 8, 2016, in the ROD Office for Berkeley County, South Carolina in Book 2268 at Page 432; as amended by that Amendment to

Memorandum of Lease Agreement dated May 2, 2018 and recorded May 2, 2018, in the ROD Office for Berkeley County in Book 2736 at Page 409.

22.
Declaration of Easements and Agreement to Share Costs by and between HPBB1, LLC and Blackbaud, Inc. dated September 8, 2016, and recorded September 8, 2016, in the ROD Office for Berkeley County, South Carolina in Book 2268 at Page 438.

23.
Drainage Easement Agreement by and between Daniel Island Town Association, Inc. and HPBB1, LLC dated September 8, 2016, and recorded September 8, 2016, in the ROD Office for Berkeley County, South Carolina in Book 2268 at Page 423.

24.
Right-of-Way Easement Sewer from The Daniel Island Company, Inc. unto the Commissioners of Public Works of the City of Charleston dated February 15, 2016 and recorded April 3, 2018, in the ROD Office for Berkeley County, South Carolina in Book 2711 at Page 428. This policy insures against loss or damage which the Insured shall sustain by reason of a final judgment or decree from a court of competent jurisdiction which constitutes a final determination and denies the right to maintain the existing improvements on the Land because of the encroachment, prior to the voluntary removal or destruction by fire or other hazard of the encroachment.

25.
Right-of-Way and Utility Easement from HPBB1, LLC unto the Commissioners of Public Works for the City of Charleston dated October 10, 2017 and recorded April 3, 2018, in the ROD Office for Berkeley County, South Carolina in Book 2711 at Page 411.

26.
All matters set forth on that certain plat by Thomas & Hutton Engineering entitled “PLAT OF VARIOUS NEW C.P.W. EASEMENTS THROUGH THE PROPERTY OF HPBB1, LLC”, prepared for and owned by HPBB1, LLC, dated September 6, 2017 and recorded on April 3, 2018 in the ROD Office for Berkeley County in Plat Cabinet Q at Page 187h.

27.	[insert specific description of any additional matters deemed to be Permitted Exceptions under Section 3.3 or Section 3.4.]

28.	[insert specific description of any lien, encumbrance or other title exception resulting from any act or omission of Purchaser or of Blackbaud, Inc., as tenant under the Lease]

Exhibit C to Purchase and Sale Agreement
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PPAB 5659809v2

EXHIBIT D
[INTENTIONALLY OMITTED]

Exhibit D
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EXHIBIT E
Property Documents

1.	Copies of the Lease

2.	Title Policies

3.	Survey

4.	Copies of the income and expense statements pertaining to the operation of the Property as regularly provided to Seller by HPI

5.	Copies of all environmental and geotechnical reports pertaining the Property

6.	Copies of the as-built plans for the Improvements

7.	Copies of the most recent FILOT statement for the Property

8.	Certificates of Occupancy for the Improvements

9.	Copies of all warranties

10.	A summary of all insurance claims submitted by Seller since receipt of Certificate of Occupancy and any pending insurance claims relating to the Property

11.	Inspection Reports relating to matters arising after completion of construction that are the responsibility of Seller, as Landlord, under the Lease

12.	Maintenance Reports relating to matters arising after completion of construction that are the responsibility of Seller, as Landlord, under the Lease

13.	Documents regarding construction defects regarding construction performed by Seller

14.	Warranties and construction contracts regarding construction performed by Seller as to which Seller or an affiliate is a counterparty

Notes:

1.
If there are no documents in the possession or control of Seller (or within the possession or control of Seller within the 3 month period ending on the Effective Date) falling within one or more of the categories referenced above, Seller shall note this when it delivers the Property Documents to Seller.

2.
Documents in the possession or control of HPI, in its capacity, as Manager for Blackbaud, Inc. shall not constitute “Property Documents”. Seller acknowledges and agrees, however, that Blackbaud, Inc. will request copies of any such documents from HPI in its capacity as Manager and such possession and this Note shall not, in itself, be construed to exclude any information or documents from the scope of required disclosures under this Agreement. Instead, such documents possessed by HPI shall, in fact, constitute Property Documents if such documents fall within the scope of nos. 1-14 above.

Exhibit E-1 to Purchase and Sale Agreement
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PPAB 5659809v2

EXHIBIT F

LEGAL DESCRIPTION OF PHASE 2 PROPERTY

ALL those certain pieces, parcels, lots or tracts of land together with all buildings, fixtures and other improvements thereon, if any, situate, lying and being in the City of Charleston, County of Berkeley being shown and designated as “PARCEL Q-5-3 HPBB1, LLC 4.10 acres” on that certain Subdivision Plat by Thomas & Hutton Engineering entitled, “A FINAL SUBDIVISION PLAT OF PARCEL Q-5-2 (8.97 Ac.) TMS# 275-00-00-270 TO CREATE PARCEL Q-5-2 (4.87 Ac.) & PARCEL Q-5-3 (4.10 Ac.), CITY OF CHARLESTON, BERKELEY COUNTY, SOUTH CAROLINA,” prepared for and owned by HPBB1, LLC dated June 28, 2016, and recorded in the Register of Deeds for Berkeley County, SC on October 11, 2016, in Book Plat Cab S at Page 250i. PARCEL Q-5-1 -- TMS No. 275-00-00-155 PARCEL Q-5-2 -- TMS No. 275-00-00-270 PARCEL Q-5-3 -- TMS No. 275-00-00-272

Exhibit F to Purchase and Sale Agreement
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PPAB 5659809v2

EXHIBIT G

PRE-DEVELOPMENT AGREEMENT

THIS PRE-DEVELOPMENT AGREEMENT (this “Agreement”) is entered into ________________, 202__ (the “Effective Date”) between *____________________, a _______________ (“Developer”), and *____________________, a _______________ (“Owner”).

RECITALS

A.    Contemporaneously herewith, HPBB1, LLC, a Georgia limited liability company and an affiliate of Developer (the “Seller”) has conveyed to Owner that certain real property located in Berkeley County, South Carolina (the “Project”), such real property being more particularly described on Exhibit A (the “Real Property”) and are discussing a potential transaction in which Developer would develop a build-to-suit office project for Owner on the Real Property (the “Project”).

B.    Commencing on the Effective Date and running through the earlier of (i) the date that Developer and Owner have either entered into a Development Agreement pursuant to the terms of Section 6 below, (ii) the negotiation process described in such Section has concluded without Developer and the Phase 2 Owner (defined below) having entered into the Development Agreement, and (iii) the third anniversary of the Effective Date has occurred without Owner having delivered the Notice to Proceed (defined below) or having commenced construction of the Project (such time period is hereinafter referred as the “Term”), Owner wishes to hire Developer to perform Pre-Development Services when required.

C.    Developer and Owner now wish to agree on the basis for which Developer will proceed with the Pre-Development Services in connection with and on behalf of Owner.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.    Pre-Development Services. Upon Owner’s decision to proceed with the development of Phase 2 of the Project, Owner shall provide Developer a written notice to proceed (the “Notice to Proceed”) , whereupon Developer shall diligently undertake the following activities (collectively, the “Pre-Development Services”):

(a)    to the extent not previously engaged by Owner, conduct a process to procure and engage a design and construction team for the Project, including without limitation, an architect, civil engineer, contractor, and other consultants Developer and Owner deem necessary;

(b)    commence a high-level design program for the Project;

(c)    pursue and use commercially reasonable efforts to secure all governmental and quasi-governmental approvals and entitlements necessary to develop the Project;

(d)    assist Owner as needed or desired in securing governmental incentives for the Project;

(e)    secure and structure optimal financing for the Project; and

(f)    perform all other pre-development services and due diligence Developer and Owner reasonably believe are necessary.

Exhibit G to Purchase and Sale Agreement
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PPAB 5659809v2

Developer’s obligation to diligently undertake Pre-Development Services is subject to the parties’ continuing agreement on the scope of the Pre-Development Services and the Pre-Development Costs (as defined below) relating to such Pre-Development Services, as described in Section 3 below.

2.    Cooperation and Communications. Developer and Owner shall cooperate in good faith on the Pre-Development Services. Developer shall keep Owner or a third party representative designated by Owner informed about the progress of the Pre-Development Services by, among other means, arranging regular meetings (virtual or otherwise) at times mutually agreed to by the parties. Developer shall share with Owner and its employees and advisors all third-party due diligence materials developed on behalf of Developer with respect to the Project and each party will cooperate in good faith in the review and evaluation of all such diligence materials.

3.    Pre-Development Budget. Promptly after Developer has received the Notice to Proceed or upon request from Owner specifying the requested scope of Pre-Development Services, Developer shall provide to Owner for its review and comment a preliminary budget setting forth the estimated pursuit costs for the Pre-Development Services, including, without limitation, a portion of the overhead (salaries and benefits, etc.) of Developer’s development team (based on an allocation of the time to be spent on pre-development work by members of Developer’s development team that is reasonable in light of the Pre-Development Services then being performed), along with any reasonable out-of-pocket expenses (the “Pre-Development Costs”). The budget is subject to Owner’s review and comment and reasonable approval and the budget approved by Owner is hereinafter referred to as the “Pre-Development Budget”. As circumstances change and additional resources are required in connection with Pre-Development Services, Developer may submit to Owner, for its approval, an updated Pre-Development Budget.

4.    Reimbursement of Pre-Development Costs. Developer shall provide Owner with draw requests detailing the Pre-Development Costs incurred by Developer in connection with the Pre-Development Services not more often than once per month. Owner shall pay directly third party vendors providing Pre-Development Services pursuant to Section 4(a) and shall pay to Developer Pre-Development Costs incurred by Developer (including sums owed third party vendors under contract with Developer), in both cases, within thirty (30) days after the receipt of the applicable draw request, but in no event shall Owner be required to pay any Pre-Development Costs if the Pre-Development Costs would result in the Pre-Development Budget being exceeded. If a draw request is not timely paid, the payment will accrue interest at the lesser of (i) ten percent (10%) per annum, and (ii) the greatest interest rate permitted by applicable law.

5.    Exclusivity. During the Term of this Agreement, Owner will not and will not permit any affiliate of Owner to enter into any arrangement to act as development manager of the Project other than the arrangement contemplated by this Agreement; provided that this covenant shall not preclude owner from engaging or continuing the engagement of engineers, architects, attorneys, and other consultants and advisers to perform portions of the Pre-Development Services on a more limited basis, provided that such direct engagement with service providers not be part of an attempt to circumvent Developer’s performance under this Agreement.

6.    Development Agreement. If Owner or any entity controlled by, in control of or under common control with Owner or Blackbaud, Inc. or any other entity to whom Owner or such affiliated entity conveys the Real Property in connection with the development of the Project (the “Phase 2 Owner”), directly or indirectly, commences the construction of the Project on or before the third anniversary of the Effective Date, the Phase 2 Owner shall retain Developer as the development manager of Phase 2, subject to reasonable approval of terms and conditions. Owner and Developer shall negotiate in good faith in attempt to agree on commercially reasonable terms as to a development agreement as to such retention of Developer.

Exhibit G to Purchase and Sale Agreement
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PPAB 5659809v2

7.    Confidentiality. Developer shall not and shall not permit its employees or affiliates to, either directly or indirectly, disclose or communicate to any person, group of persons or entity, any written information, documents, analyses, compilations, studies, tests or reports relating to the Project or otherwise reflecting the performance of the Pre-Development Services and furnished or made available by the other party or its respective employees, affiliates, agents, contractors or counsel (collectively, the “Confidential Information”); provided, however, the Confidential Information will not include any such written information, documents, analyses, compilations, studies, tests or reports that (i) are already known and documented by the receiving party, (ii) is or becomes publicly known through no wrongful act of the receiving party, (iii) is rightfully received from a third party without any restriction known to the receiving party and without breach of this Agreement, or (iv) is independently developed by the receiving party or its employee, affiliate, agent, contractor or counsel. Notwithstanding the foregoing to the contrary, Developer may disclose such of the Confidential Information (a) as such party deems reasonably necessary or desirable to its employees, affiliates, agents, contractors, counsel, and potential financing sources, provided that those to whom such Confidential Information is disclosed are informed of the confidential nature of such Confidential Information, (b) if compelled to do so by any governmental authority, pursuant to law or otherwise by legal proceedings, or (c) in connection with any litigation involving this Agreement. Further notwithstanding the foregoing to the contrary, Owner acknowledges and agrees that Developer may disclose such details of the Project to third parties as Developer deems reasonably necessary in furtherance of the Pre-Development Services.

8.	Miscellaneous.

(a)    All notices, demands, requests, consents, approvals and other communications required or permitted to be given under this Agreement shall be in writing and may be given by either Developer or Owner and shall be addressed or delivered to the parties at their respective addresses set forth below (i) in person, (ii) next business day delivery by a reliable and recognized air freight delivery service, such as Federal Express or UPS, (iii) sent by postage prepaid United States mail, certified or registered, return receipt requested, or (iv) via email (so long as notice is also sent by at least one of the other methods provided above). The effective date of notice will be one (1) business day after the date such notice is deposited with a nationally recognized overnight courier, two (2) days after the date such notice is deposited with the United States Postal Service, or upon the personal delivery thereof. The effective date of notice by email will be the date when sent by email transmission. Initial notice addresses hereunder are as follows:

If to Developer:            c/o Holder Properties, Inc.
3300 Cumberland Boulevard
Suite 200
Atlanta, GA 30339
Attention: John Holder and Adam Sonenshine
Email: jholder@holderproperties.com, and asonenshine@holderproperties.com

If to Owner:            c/o Blackbaud, Inc.
2000 Daniel Island Drive
Charleston, South Carolina 29492
Attention: Otto Orr
Email: OttoOrr@blackbaud.com

Exhibit G to Purchase and Sale Agreement
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PPAB 5659809v2

(b)    If either party files a suit to enforce its rights under this letter, the prevailing party in such suit will be entitled to collect from the other party its reasonable attorneys’ fees and costs of litigation incurred in connection with such suit.

(c)    Neither party may assign this Agreement without the prior written approval of the other party, which approval will not be unreasonably withheld, conditioned, or delayed. Subject to the preceding sentence, this Agreement will bind and inure to the benefit of the parties and their successors and assigns.

(d)    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution and delivery of this Agreement, the parties may execute and exchange counterparts of the signature pages via e-mail by .PDF file. The signature of a party to any counterpart may be appended to any other counterpart. Further, the parties agree that signatures by DocuSign, Sign-n-Send or other similar electronic signing software will be deemed to be originals.

(e)    This Agreement will be interpreted, construed and enforced according to the laws of the State of South Carolina.

(f)    The provisions of this Agreement are and will be for the benefit of Developer and Owner only and are not for the benefit of any third party, and accordingly, no third party may rely on or enforce the provisions of this Agreement.

(g)    This Agreement sets forth the entire understanding between the parties regarding the matters described herein and supersedes all prior agreements, whether oral or written.

(h)    This Agreement may not be modified or amended except by a writing signed by both parties.

[signatures on following page]

Exhibit G to Purchase and Sale Agreement
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PPAB 5659809v2

The parties have signed and delivered this Agreement as of the Effective Date.

[________________________]

By:
Name: ___________________________________________
Title: ____________________________________________

[________________________]

By:
Name:
Title:

[EXHIBIT A AND EXHIBIT B TO BE ATTACHED]

Exhibit G to Purchase and Sale Agreement
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PPAB 5659809v2

EXHIBIT H

FORM OF DEED

This document prepared by and
please return to:

_______________
_______________
_______________

STATE OF SOUTH CAROLINA	)

)	TITLE TO REAL ESTATE

COUNTY OF CHARLESTON	)

KNOW ALL MEN BY THESE PRESENTS, that HPBB1, LLC, a Georgia limited liability company (hereinafter called “Grantor”), for and in consideration of Ten Dollars and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold and released, and hereby does grant, bargain, sell and release unto ________________________, a_____________________ (hereinafter the “Grantee”), the following described property and easements, subject to the matters, exceptions, lease agreements, covenants, restrictions, conditions, reservations, easements and limitations set forth on Exhibit B (collectively, the “Permitted Exceptions”), to wit:

SEE EXHIBIT A ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE

DERIVATION:
_____________________________ from ___________________________________ dated ___________________and recorded with the Berkeley County Register of Deeds Conveyance in Book ______, page ______.

ASSESSOR’S TAX PARCEL NO.:     ____________________

GRANTEE’S ADDRESS:     ________________________
________________________
________________________
________________________

TO HAVE AND TO HOLD all and singular the above-described parcels of land and premises, together with all and singular the rights, members, hereditaments, improvements, easements and appurtenances thereunto belonging or in any wise appertaining (collectively, the “Premises”), subject to the Permitted Exceptions, unto the Grantee, and the Grantee’s successor and assigns forever.

Subject to the Permitted Exceptions, the Grantor does hereby bind itself and its successors to warrant and forever defend all and singular said premises unto the Grantee and the Grantee’s successors and assigns, against the Grantor and the Grantor’s successors and assigns, and against the claims of all persons owning,

Exhibit H to Purchase and Sale Agreement
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PPAB 5659809v2

holding or claiming by, through or under Grantor, but not otherwise, subject to the rights of tenants in possession, and all matters of record.

IN WITNESS WHEREOF, the Grantor, by its duly authorized signatory, has executed this instrument under seal as of this _______ day of ________________, 202__.

GRANTOR:
SIGNED, sealed and delivered
in the presence of:                ______________________________, a
___________________________
_____________________________
Witness No. 1
By: __________________________________
_____________________________        Name: _______________________________
Witness No. 2                    Title: ________________________________

STATE OF	)

)	ACKNOWLEDGMENT

COUNTY OF	)

I, __________________________, Notary Public for the State of South Carolina, do hereby certify that the above signed ___________________ as __________________ for ____________________, personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and seal this _________ day of _________, 2020.

SWORN TO before me this
____ day of _______________, 202__.

__________________________________
Notary Public
My commission expires__________________
(SEAL)

[EXHIBITS A AND EXHIBIT B TO BE ATTACHED]

Exhibit H to Purchase and Sale Agreement
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PPAB 5659809v2

EXHIBIT I
FORM OF ASSIGNMENT AND ASSUMPTION OF LEASE
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HPBB1, LLC, a Georgia limited liability company, having its principal office at 3300 Cumberland Boulevard, Suite 200, Atlanta, Georgia 30339 (“Assignor”), hereby sells, transfers, assigns and sets over unto ______________________________________________________, having its principal office at ___________________________________(“Assignee”), its legal representatives, successors and assigns, all of Assignor’s right, title and interest in, to and under (i) that certain Lease Agreement dated May 16, 2016, by and between Seller and Blackbaud, Inc., as amended by that certain First Amendment to Lease Agreement dated August 22, 2016, that certain Second Amendment to Lease Agreement dated May 18, 2017, that certain Third Amendment to Lease Agreement dated December 11, 2017, that certain Fourth Amendment to Lease Agreement dated February 28, 2018, that certain Fifth Amendment to Lease Agreement dated February 18, 2020, that certain Sixth Amendment to Lease Agreement dated March 17, 2020, that certain Seventh Amendment to Lease Agreement dated April 14, 2020, that certain Eighth Amendment to Lease Agreement dated May 26, 2020, that certain Ninth Amendment to Lease Agreement dated June 8, 2020, and as supplemented by that certain Letter Agreement dated September 6, 2016 (as amended and supplemented, the “Lease”), affecting the real estate legally described in the Agreement (as hereinafter defined) (the “Property”), and (ii) the rent therein referred except, however, unpaid amounts due under the Lease relating to periods of time prior to the Closing Date (as defined in that certain Purchase and Sale Agreement, as may be amended and assigned, by and between Assignor and Assignee, dated as of _______________, 2020 (the “Agreement”)).

Assignee does hereby accept the foregoing Assignment and Assumption of Lease subject to the terms and conditions herein and in the Lease, and does hereby assume, without exculpation, as of the date hereof, and become responsible for and agree to perform, discharge, fulfill and observe all of the obligations, terms, covenants, provisions and conditions under the Lease arising from and after the Closing Date and Assignee agrees to be liable for the observance and performance thereof as fully as though Assignee was the original landlord or lessor thereunder.

This Assignment and Assumption of Lease will be binding upon and will inure to the benefit of Assignor and Assignee and their respective beneficiaries, legal representatives, heirs, successors and assigns.

This Assignment and Assumption of Lease may be executed and delivered in any number of counterparts, each of which so executed and delivered will be deemed to be an original and all of which will constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption of Lease this _____ day of _________________, 202__.

Assignor: [_____________________] By: _________________________ Name: ______________________ Its: _________________________

Exhibit I to Purchase and Sale Agreement
44743
PPAB 5659809v2

Assignee: [_____________________] By: _________________________ Name: ______________________ Its: _________________________

Exhibit I to Purchase and Sale Agreement
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PPAB 5659809v2

EXHIBIT J
[INTENTIONALLY OMITTED]

Exhibit J to Purchase and Sale Agreement
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PPAB 5659809v2

EXHIBIT K
GENERAL ASSIGNMENT OF INTANGIBLES AND PERSONAL PROPERTY
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HPBB1, LLC, a Georgia limited liability company, having its principal office at 3300 Cumberland Boulevard, Suite 200, Atlanta, Georgia 30339 (“Assignor”), hereby sells, transfers, assigns and sets over unto ______________________________________________________, having its principal office at ___________________________________(“Assignee”), its legal representatives, successors and assigns, all of Assignor’s right, title and interest, if any, in and to the following, to the extent transferable or assignable: (i) all assignable warranties and guaranties (expressed or implied) existing with respect to the Improvements, (ii) all assignable trade names, logos, licenses, permits, air rights, certificates of occupancy, signs, trademarks, telephone listings and numbers relating solely to the Land and the Improvements, (iii) all development rights benefiting the Land and the Improvements (excluding Assignors rights under the Predevelopment Agreement); (iv) all rights, claims or awards benefiting the Property; (v) all personal property of Assignor located on or about the Land; (vi) all rights to receive a reimbursement, credit or refund from the applicable agency or entity of any deposits or fees paid in connection with the development of the Property, including, but not limited to utility deposit refunds; and (vii) all rights, claims, counterclaims, defenses, indemnities or actions, whether at common law, or pursuant to any other applicable federal, state or other laws which Seller may have against any third party with respect to the Property, including, without limitation, those relating to the existence of any “Hazardous Materials” (as defined in the Option Contract) in, at, on, under or about the Property. .

This General Assignment of Intangibles and Personal Property will be binding upon and will inure to the benefit of Assignor and Assignee and their respective beneficiaries, legal representatives, heirs, successors and assigns.

This General Assignment of Intangibles and Personal Property may be executed and delivered in any number of counterparts, each of which so executed and delivered will be deemed to be an original and all of which will constitute one and the same agreement.

Notwithstanding anything to the contrary contained in this General Assignment of Intangibles and Personal Property, it is expressly understood and agreed by and between the parties hereto that any liability of Assignor hereunder will be limited as set forth in Sections 5.8 and 16.17 of that certain Purchase and Sale and Sale Agreement, as may be amended and assigned, by and between Assignor and Assignee, dated as of _______________, 2020 (the “Agreement”).

All capitalized terms used herein unless otherwise defined herein have the same meaning as set forth in the Agreement.

[Signatures on following page]

Exhibit K to Purchase and Sale Agreement
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PPAB 5659809v2

IN WITNESS WHEREOF, the parties hereto have executed this General Assignment of Intangibles this _____ day of _________________, 202__.

Assignor: [_____________________] By: _________________________ Name: ______________________ Its: _________________________
Assignee: [_____________________] By: _________________________ Name: ______________________ Its: _________________________

Exhibit K to Purchase and Sale Agreement
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PPAB 5659809v2

EXHIBIT L
FORM OF TENANT NOTICE

NOTICE TO TENANT

__________, 202__

____________________
__________________
__________________
(tenant name and address)

Re:        NOTICE OF CHANGE OF OWNERSHIP
_______________________________ (name of/address of property)

Ladies and Gentlemen:

On ___________, 202__, ______________________ (prior owner), transferred the referenced property to __________________________ (new owner).

All future rental payments should be made payable to and delivered to the following address:

_______________________
_______________________
_______________________
_______________________

Any notices sent in connection with the lease should be sent to the address above with a copy to:

_______________________
_______________________
_______________________
_______________________

Very truly yours,

______________________________ (new owner)

By:
Name:
Its:

Exhibit L to Purchase and Sale Agreement
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PPAB 5659809v2

EXHIBIT M
FORM OF CERTIFICATE OF NON-FOREIGN STATUS
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by HPBB1, LLC, a Georgia limited liability company (“Seller”), the undersigned hereby certifies the following on behalf of the Seller:

1.	Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.	Seller is not a disregarded entity as defined in §1.1445-2(b)(2)(iii);

3.	Seller’s U.S. employer identification number is _______________; and

4.	Seller’s address is 3300 Cumberland Boulevard, Suite 200, Atlanta, Georgia 30339.

Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury the undersigned declares that it has examined this certification and to the best of its knowledge and believe it is true, correct and complete, and it further declares that it has authority to sign this document on behalf of Seller.

Dated: ____________________, 202__.

[_____________________] By: _________________________ Name: ______________________ Its: _________________________

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EXHIBIT N

FORM OF MUTUAL RELEASE

MUTUAL RELEASE OF CLAIMS

This MUTUAL RELEASE OF CLAIMS (“Agreement”) is made and entered into effective this ___ day of ______, 202__, by and between HPBB1, LLC, a Georgia limited liability company (“HPBBI”), Blackbaud BBHQ1, LLC, a Delaware limited liability company (“Blackbaud Purchaser”) and Blackbaud, Inc., a Delaware corporation (“Blackbaud”) (Blackbaud Purchaser and Blackbaud are hereinafter collectively referred to as the “Blackbaud Parties”).

BACKGROUND:

A.    HPBB1, as “Landlord”, and Blackbaud, as “Tenant”, entered into that certain Lease Agreement, dated May 16, 2016, as amended by that certain First Amendment to Lease Agreement, dated August 22, 2016, that certain Second Amendment to Lease Agreement, dated May 18, 2017, that certain Third Amendment to Lease Agreement, dated December 11, 2017, that certain Fourth Amendment to Lease Agreement, dated February 28, 2018, that certain Fifth Amendment to Lease Agreement, dated February 18, 2020, that certain Sixth Amendment to Lease Agreement, dated March 17, 2020, that certain Seventh Amendment to Lease Agreement, dated April 14, 2020, that certain Eighth Amendment to Lease Agreement, dated May 26, 2020, that certain Ninth Amendment to Lease Agreement, dated June 8, 2020, and as supplemented by that certain Letter Agreement, dated September 6, 2016 (as amended and assigned, the “Lease”).

B.    Pursuant to the terms of that certain Purchase and Sale Agreement (as may be amended and assigned, the “Purchase Agreement”), dated __________, 2020, by and between HPBB1 and Blackbaud Purchaser, on _____________, 202_, HPBB1 conveyed to Blackbaud Purchaser all of HPBB1’s right, title, and interest in and to the Premises (as defined in the Lease).

C.    In connection with the closing of the transactions under the Purchase Agreement and pursuant to that certain Assignment and Assumption of Lease by and between Blackbaud Purchaser and HPBB1, dated as of the date of this Agreement, HPBB1 assigned to Blackbaud Purchaser its interest as “Landlord” under the Lease, and Blackbaud Purchaser assumed all obligations of “Landlord” under the Lease accruing on and after the Closing Date.

D.    In connection with the assignment of HPBB1’s interest in the Lease, HPBB1 and the Blackbaud Parties desire to enter into this Agreement for the purpose of releasing one another from any and all present and future, known and unknown, foreseeable or unforeseeable claims arising out of or relating to the Lease.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, and in further consideration of the following mutual promises, covenants, and undertakings, the parties agree as follows:

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1.    Mutual Release.

a.    As a material inducement for HPBB1 to enter into this Agreement, each of the Blackbaud Parties, for itself and its related and affiliated entities, officers, directors, employees and agents, successors and assigns, does fully, finally, irrevocably, and unconditionally release, acquit, and forever discharge HPBB1 and its related and affiliated entities (including, without limitation, Holder Properties, Inc.), attorneys, managers, members, officers, directors, employees and agents, successors, and assigns of and from any and all present and future, known and unknown, foreseeable or unforeseeable claims, liabilities, obligations, promises, damages, causes of action, rights, demands, costs, lawsuits, debts, and expenses, of any kind or nature whatsoever, whether in law or in equity(“Claims”) arising out of or relating to the Lease including, without limitation, claims relating to the construction of the improvements pursuant to the terms of Exhibit B to the Lease and that certain Side Letter Agreement (re: Punchlist Items), dated May 2, 2018, by and between Blackbaud and Holder Properties, Inc., but (i) excluding any Claims related to HPBB1’s obligation under Section 7.3(c) and Section 12.12 of the Lease to indemnify the Blackbaud Parties for certain claims made by third parties, and (ii) excluding any Claims under property management agreements with Holder Properties, Inc. for the Premises.

b.    As a material inducement for the Blackbaud Parties to enter into this Agreement, HPBB1, for itself and its related and affiliated entities (including, without limitation, Holder Properties, Inc.), officers, directors, employees, and agents, successors and assigns, does fully, finally, irrevocably and unconditionally release, acquit and forever discharge each of the Blackbaud Parties and its related and affiliated entities, attorneys, managers, members, officers, directors, employees, and agents, successors and assigns of and from any and all Claims arising out of or relating to the Lease , but (i) excluding any Claims related to Blackbaud’s obligations under Section 7.3(b), Article 11 and Section 12.12 of the Lease to indemnify HPBB1 for certain claims made by third parties, and (ii) excluding any Claims under that certain Indemnification Agreement dated August 22, 2016 by and between Blackbaud and HPBB1 related to the FILOT Agreement as to the Premises.

c.    The parties agree that the release set forth in this Section 1 shall be and remain in effect in all respects as a complete general release and covenant not to sue as to the Claims released. In no event, however, shall this Section 1 be read as a release by either party of any matters not arising out of or relating to the Lease.

d.    For avoidance of doubt, this Agreement does not serve to release claims that either party has under the Purchase Agreement.

2.    Non-Admission of Liability. The parties acknowledge that this Agreement constitutes a compromise and that this Agreement shall not in any way be construed as an admission of liability by any of them.

3.    Documentation. The parties agree to prepare and execute such papers and documents as may be necessary to effectuate the undertakings and responsibilities in this Agreement.

4.    Waiver. No waiver with respect to any portion of this Agreement shall apply to

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any other portion of the Agreement, and a waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion. No course of dealing by any party, and no failure, omission, delay, or forbearance by any party in exercising such party’s rights or remedies shall be deemed a waiver of any such rights or remedies or a modification of this Agreement.

5.    Severability. Should any term or provision of this Agreement be declared or determined by a court to be illegal or invalid, the remaining terms and provisions shall not be affected, and the term or provision held to be invalid shall be deemed not to be a part of this Agreement.

6.    Governing Law. All matters relating to the interpretation, construction and enforcement of this Agreement shall be governed by the laws of the State of South Carolina.

7.    Representations or Warranties; Review by Counsel.

a.    Except as set forth in this Section 7, none of the parties to this Agreement make any representations or warranties, express or implied, to any other party to this Agreement. Except as set forth in this Section 7, none of the parties to this Agreement have relied upon and none of the parties to this Agreement will rely upon, either directly or indirectly, any representation or warranty of the other party to this Agreement.

b.    Each party to this Agreement represents that (i) it has full authority to execute and perform its obligations under this Agreement and that this Agreement shall be a binding and enforceable obligation of such party, (ii) it is a knowledgeable party and has been afforded a full and fair opportunity to review and discuss this Agreement with qualified consultants and legal counsel, and (iii) that it is relying on its own expertise and that of its own attorneys and consultants in entering into this Agreement.

c.    HPBB1 represents and warrants that HPBB1 has not assigned any right, title, or interest in and to Claims that HPBB1 may have against the Blackbaud Parties or any of its related and affiliated entities, employees and agents and successors and assigns.

d.    Each of the Blackbaud Parties represents and warrants that Blackbaud Parties has not assigned any right, title, or interest in and to Claims that each of the Blackbaud Parties may have against HPBB1 or any of its related and affiliated entities, employees and agents and successors and assigns.

8.    Indemnification. Each party (the “Indemnifying Party”) shall indemnify, defend, and hold the other party harmless from and against any and all loss, cost, claims, liabilities, or expenses relating to or arising out of the breach by the Indemnifying Party of the Indemnifying Party’s obligations, representations, and warranties under this Agreement.

9.    Entire Agreement; Counterparts. This Agreement sets forth the entire agreement among the parties, supersedes any and all prior agreements or understandings between the parties, whether written or oral, and may not be modified orally. This Agreement shall inure to the benefit of, and be binding upon, any successors, or assigns. This Agreement may be

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executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution and delivery of this Agreement, the parties may execute and exchange counterparts of the signature pages via e-mail by .PDF file. The signature of a party to any counterpart may be appended to any other counterpart. Further, the parties agree that signatures by DocuSign, Sign-n-Send or other similar electronic signing software will be deemed to be originals.

[signatures commence on following page]

Exhibit N to Purchase and Sale Agreement
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PPAB 5659809v2

IN WITNESS WHEREOF, this Mutual Release of Claims has been executed by the parties.

HPBB1, LLC, a Georgia limited liability company By: ___________________________ Name: _________________________ Its: ____________________________

The foregoing instrument was acknowledged before me this ______ day of ____________, 202__, by ___________________ who is the ________________ of HPBB1, LLC, a Georgia limited liability company. He/she is personally known to me or has produced ______________ as identification.

                                                                                __________________________________
(Print Name) ____________________________
Notary Public, State of ______

My commission expires:

Exhibit N to Purchase and Sale Agreement
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PPAB 5659809v2

BLACKBAUD, INC., a Delaware corporation By: ___________________________ Name: _________________________ Its: ____________________________

The foregoing instrument was acknowledged before me this ______ day of ____________, 202__, by ___________________ who is the ________________ of Blackbaud, Inc. He/she is personally known to me or has produced ______________ as identification.

                                                                                __________________________________
(Print Name) ____________________________
Notary Public, State of ______

My commission expires:

BBHQ1, LLC, a Delaware limited liability company By: ___________________________ Name: _________________________ Its: ____________________________

The foregoing instrument was acknowledged before me this ______ day of ____________, 202__, by ___________________ who is the ________________ of HPBB1, LLC, a Delaware limited liability company. He/she is personally known to me or has produced ______________ as identification.

                                                                                __________________________________
(Print Name) ____________________________
Notary Public, State of ______

My commission expires

Exhibit N to Purchase and Sale Agreement
44743
PPAB 5659809v2